Exhibit 99.4

 AMENDED AND RESTATED

REVOLVING CREDIT, TERM LOAN

AND

SECURITY AGREEMENT

PNC BANK, NATIONAL ASSOCIATION
(AS LENDER AND AS AGENT)

WITH

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(BORROWER)

OCTOBER 31, 2011

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1
1.1.	Accounting Terms.	1
1.2.	General Terms.	2
1.3.	Uniform Commercial Code Terms.	27
1.4.	Certain Matters of Construction.	27

ARTICLE II ADVANCES, PAYMENTS		28
2.1.	Revolving Advances.	28
2.2.	Procedure for Revolving Advances Borrowing.	29
2.3.	Disbursement of Advance Proceeds.	31
2.4.	Loans.	32
2.5.	Maximum Advances.	33
2.6.	Repayment of Advances.	33
2.7.	Repayment of Excess Advances.	34
2.8.	Statement of Account.	34
2.9.	Letters of Credit.	34
2.10.	Issuance of Letters of Credit.	35
2.11.	Requirements For Issuance of Letters of Credit.	35
2.12.	Disbursements, Reimbursement.	36
2.13.	Repayment of Participation Advances.	37
2.14.	Documentation.	37
2.15.	Determination to Honor Drawing Request.	38
2.16.	Nature of Participation and Reimbursement Obligations.	38
2.17.	Indemnity.	39
2.18.	Liability for Acts and Omissions.	40
2.19.	Additional Payments.	41
2.20.	Manner of Borrowing and Payment.	41
2.21.	Mandatory Prepayments.	43
2.22.	Use of Proceeds.	43
2.23.	Defaulting Lender.	44

ARTICLE III INTEREST AND FEES		45
3.1.	Interest.	45
3.2.	Letter of Credit Fees.	45
3.3.	Closing Fee and Facility Fee.	46
3.4.	Collateral Fees.	46
3.5.	Computation of Interest and Fees.	47
3.6.	Maximum Charges.	47
3.7.	Increased Costs.	47
3.8.	Basis For Determining Interest Rate Inadequate or Unfair.	48
3.9.	Capital Adequacy.	49
3.10.	Gross Up for Taxes.	50
3.11.	Withholding Tax Exemption.	50

i

ARTICLE IV COLLATERAL: GENERAL TERMS		51
4.1.	Security Interest in the Collateral.	51
4.2.	Perfection of Security Interest.	51
4.3.	Disposition of Collateral.	52
4.4.	Preservation of Collateral.	52
4.5.	Ownership of Collateral.	53
4.6.	Defense of Agent’s and Lenders’ Interests.	53
4.7.	Books and Records.	54
4.8.	Financial Disclosure.	54
4.9.	Compliance with Laws.	54
4.10.	Inspection of Premises; Appraisals.	55
4.11.	Insurance.	55
4.12.	Failure to Pay Insurance.	57
4.13.	Payment of Taxes.	57
4.14.	Payment of Leasehold Obligations.	57
4.15.	Receivables.	57
4.16.	Inventory.	60
4.17.	Maintenance of Equipment.	60
4.18.	Exculpation of Liability.	61
4.19.	Environmental Matters.	61
4.20.	Financing Statements.	63

ARTICLE V REPRESENTATIONS AND WARRANTIES		64
5.1.	Authority.	64
5.2.	Formation and Qualification.	65
5.3.	Survival of Representations and Warranties.	65
5.4.	Tax Returns.	66
5.5.	Financial Statements.	66
5.6.	Entity Name and Locations.	67
5.7.	O.S.H.A. and Environmental Compliance.	67
5.8.	Solvency; No Litigation, Violation, Indebtedness or Default.	68
5.9.	Patents, Trademarks, Copyrights and Licenses.	69
5.10.	Licenses and Permits.	69
5.11.	Default of Indebtedness.	70
5.12.	No Default.	70
5.13.	No Burdensome Restrictions.	70
5.14.	No Labor Disputes.	70
5.15.	Margin Regulations.	70
5.16.	Investment Company Act.	70
5.17.	Disclosure.	71
5.18.	Delivery of Acquisition Agreement.	71
5.19.	Swaps.	71
5.20.	Conflicting Agreements.	71
5.21.	Application of Certain Laws and Regulations.	71
5.22.	Business and Property of Borrower.	71
5.23.	Section 20 Subsidiaries.	72
5.24.	Anti-Terrorism Laws.	72

5.25.	Trading with the Enemy.	73
5.26.	Commercial Tort Claims.	73
5.27.	Partnership and Limited Liability Company Interests.	73
5.28.	Material Contracts.	73
5.29.	Future Subsidiaries.	73

ARTICLE VI AFFIRMATIVE COVENANTS		74
6.1.	Payment of Fees.	74
6.2.	Conduct of Business and Maintenance of Existence and Assets.	74
6.3.	Violations.	74
6.4.	Government Receivables.	74
6.5.	Financial Covenants.	75
6.6.	Execution of Supplemental Instruments.	75
6.7.	Payment of Indebtedness.	75
6.8.	Standards of Financial Statements.	75
6.9.	Exercise of Rights.	76
6.10.	Real Property.	76
6.11.	Inactive Subsidiaries.	76

ARTICLE VII NEGATIVE COVENANTS		76
7.1	Merger, Consolidation, Acquisition and Sale of Assets.	76
7.2.	Creation of Liens.	77
7.3.	Guarantees.	77
7.4	Investments.	77
7.5.	Loans.	78
7.6.	Capital Expenditures.	78
7.7.	Dividends.	78
7.8.	Indebtedness.	78
7.9.	Nature of Business.	79
7.10.	Transactions with Affiliates.	79
7.11.	Leases.	79
7.12.	Subsidiaries.	79
7.13.	Fiscal Year and Accounting Changes.	80
7.14.	Pledge of Credit.	80
7.15.	Amendment of Organizational Documents.	80
7.16.	Compliance with ERISA.	80
7.17.	Prepayment of Indebtedness.	81
7.18.	Anti-Terrorism Laws.	81
7.19.	Trading with the Enemy Act.	81
7.20.	Other Agreements.	81
7.21.	Additional Negative Pledges.	81
7.22.	Additional Bank Accounts.	82

ARTICLE VIII CONDITIONS PRECEDENT		82
8.1.	Conditions to Initial Advances.	82
8.2.	Conditions to Each Advance.	87
8.3.	Conditions to Each Equipment Loan.	88

ARTICLE IX INFORMATION AS TO BORROWER		88
9.1.	Disclosure of Material Matters.	88
9.2	Schedules.	88
9.3.	Environmental Reports.	89
9.4.	Litigation.	89
9.5.	Material Occurrences.	89
9.6.	Public Filings.	90
9.7.	Annual Financial Statements.	90
9.8.	Quarterly Financial Statements.	90
9.9.	Monthly Financial Statements.	90
9.10.	Other Reports.	91
9.11.	Additional Information.	91
9.12.	Projected Operating Budget.	91
9.13.	Variances From Operating Budget.	91
9.14.	Notice of Suits, Adverse Events.	91
9.15.	ERISA Notices and Requests.	92
9.16.	Additional Documents.	92
9.17.	Government Receivables.	93

ARTICLE X EVENTS OF DEFAULT		93
10.1.	Nonpayment.	93
10.2.	Breach of Representation.	93
10.3.	Financial Information.	93
10.4.	Judicial Actions.	93
10.5.	Noncompliance.	93
10.6.	Judgments.	94
10.7.	Bankruptcy.	94
10.8.	Inability to Pay.	94
10.9.	Material Adverse Effect.	94
10.10.	Lien Priority.	95
10.11.	Cross Default.	95
10.12.	Breach of Guaranty.	95
10.13.	Change of Control.	95
10.14.	Invalidity.	95
10.15.	Licenses.	95
10.16.	Seizures.	96
10.17.	Pension Plans.	96

ARTICLE XI LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT		96
11.1.	Rights and Remedies.	96
11.2.	Agent’s Discretion.	98
11.3.	Setoff.	98
11.4.	Rights and Remedies not Exclusive.	98
11.5.	Allocation of Payments After Event of Default.	98

ARTICLE XII WAIVERS AND JUDICIAL PROCEEDINGS		99
12.1.	Waiver of Notice.	99

12.2.	Delay.	100
12.3.	Jury Waiver.	100

ARTICLE XIII EFFECTIVE DATE AND TERMINATION.		100
13.1.	Term.	100
13.2.	Termination.	101

ARTICLE XIV REGARDING AGENT		101
14.1.	Appointment.	101
14.2.	Nature of Duties.	102
14.3.	Lack of Reliance on Agent and Resignation.	102
14.4.	Certain Rights of Agent.	103
14.5.	Reliance.	103
14.6.	Notice of Default.	103
14.7.	Indemnification.	104
14.8.	Agent in its Individual Capacity.	104
14.9.	Delivery of Documents.	104
14.10.	Borrower’s Undertaking to Agent.	104
14.11.	No Reliance on Agent’s Customer Identification Program.	105
14.12.	Other Agreements.	105

ARTICLE XV MISCELLANEOUS		105
15.1.	Governing Law.	105
15.2.	Entire Understanding.	106
15.3.	Successors and Assigns; Participations; New Lenders.	108
15.4.	Application of Payments.	110
15.5.	Indemnity.	111
15.6	Notice.	111
15.7.	Survival.	113
15.8.	Severability.	113
15.9.	Expenses.	113
15.10.	Injunctive Relief.	114
15.11.	Consequential Damages.	114
15.12.	Captions.	114
15.13.	Counterparts; Facsimile Signatures.	114
15.14.	Construction.	114
15.15	Confidentiality; Sharing Information	114
15.16.	Publicity.	115
15.17.	Certifications From Banks and Participants; USA PATRIOT Act.	115

v

List of Exhibits and Schedules

Exhibits

Exhibit 1.2	Borrowing Base Certificate
Exhibit 1.2(a)	Compliance Certificate
Exhibit 2.1(a)	Revolving Credit Note
Exhibit 2.4(a)	Term Note
Exhibit 2.4(b)	Equipment Note
Exhibit 5.5(b)	Financial Projections
Exhibit 8.1(i)	Financial Condition Certificate
Exhibit 15.3	Commitment Transfer Supplement

Schedules

Schedule 1.2(a)	Commercial Brokers
Schedule 1.2(b)	Permitted Encumbrances
Schedule 4.5	Equipment and Inventory Locations; Place of Business; Chief Executive Offices; Locations of Real Property
Schedule 4.15(h)	Deposit and Investment Accounts
Schedule 5.1	Consents
Schedule 5.2(a)	States of Formation, Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries; Ownership
Schedule 5.4	Federal Tax Identification Number; Unpaid Taxes, Fees
Schedule 5.6	Other Names; Mergers, Acquisitions, Etc.
Schedule 5.7	Environmental
Schedule 5.8(b)	Litigation
Schedule 5.8(c)	Violations
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property; Source Code Escrow Agreements;
Challenges to Use
Schedule 5.10	Licenses and Permits
Schedule 5.12	Defaults
Schedule 5.14	Labor Disputes
Schedule 5.28	Material Contracts
Schedule 7.3	Guarantees
Schedule 7.4	Investments
Schedule 7.5	Loans
Schedule 7.7	Stock
Schedule 7.8	Indebtedness
Schedule 7.10	Transactions with Affiliates
Schedule 7.12(a)	Domestic Subsidiaries
Schedule 7.12(b)	Partnership and Joint Ventures

AMENDED AND RESTATED
REVOLVING CREDIT, TERM LOAN
AND
SECURITY AGREEMENT

Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of October 31, 2011 among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a corporation organized under the laws of the State of Delaware (“Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”)(as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), which Agreement amends and restates that certain Revolving Credit, Term Loan and Security Agreement dated as of December 22, 2000, as amended, among the Borrower, the Lenders and the Agent.

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower, Lenders and Agent hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1.           Accounting Terms.

All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement or any Other Document, and Borrower or the Required Lenders shall so request, Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Agent and the Lenders financial statements and other documents required under this Agreement or any Other Document or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.2.           General Terms.

For purposes of this Agreement the following terms shall have the following meanings:

“Acceptable Government Agency Receivable” shall mean any Receivable as to which the account debtor is the United States of America, or any state thereof, or any department, agency or instrumentality of any of them or is a subcontractor of any of the foregoing which has, if required by Agent, assigned its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances, to the extent such Receivable would otherwise be an Eligible Receivable.

“Acceptable Unbilled Amounts” shall mean amounts representing services actually rendered and would be an Eligible Receivable but for the fact that required documentation for billing such amounts has not yet been received.

“Accountants” shall have the meaning set forth in Section 9.7 hereof.

“Acquisition Agreement” shall mean the Stock Purchase Agreement including all exhibits and schedules thereto dated as of July 15, 2011 between Seller and Borrower, as buyer.

“Advance Rates” shall have the meaning set forth in 2.1(a)(y)(ii) hereof.

“Advances” shall mean and include the Revolving Advances, Letters of Credit, as well as the Term Loan and the Equipment Loans.

“Affiliate” of any Person shall mean (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, managing member, general partner or executive officer (i) of such Person, (ii) of any Subsidiary of such Person, if such Person is not a Credit Party or (iii) of any Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote twenty-five percent (25%) or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, excluding Guarantors, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Agreement” shall mean this Amended and Restated Revolving Credit, Term Loan and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (i) the Base Rate in effect on such day, (ii) the Federal Funds Open Rate in effect on such day plus 1/2 of 1% and (iii) the Daily LIBOR Rate plus 1%.

“Alternate Source” shall have the meaning set forth therefor in the definition of Federal Funds Open Rate.

“Alternative Source” shall have the meaning set forth therefor in the definition of Eurodollar Rate.

“Anti-Terrorism Laws” shall mean any Applicable Laws relating to terrorism or money laundering, including Executive Order No.13224, the USA PATRIOT Act, the Applicable Laws comprising or implementing the Bank Secrecy Act, and the Applicable Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Applicable Laws may from time to time be amended, renewed, extended, or replaced).

“Applicable Law” shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin” for (i) Revolving Advances that are Eurodollar Rate Loans, 3.00%, (ii) Revolving Advances that are Domestic Rate Loans, 2.00%, (iii) Equipment Loans and Term Loans that are Eurodollar Rate Loans, 3.50%, and (iv) Equipment Loans and Term Loans that are Domestic Rate Loans, 2.50%.

“Authority” shall have the meaning set forth in Section 4.19(d).

“Base Rate” shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.  This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

“Blocked Accounts” shall have the meaning set forth in Section 4.15(h).

“Blocked Account Bank” shall have the meaning set forth in Section 4.15(h).

“Blocked Person” shall have the meaning set forth in Section 5.24(b) hereof.

“Borrower” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“Borrower’s Account” shall have the meaning set forth in Section 2.8.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit 1.2 duly executed by the chief executive officer, chief financial officer, secretary or assistant secretary of Borrower and delivered to Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of such certificate.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than three years, including the total principal portion of Capitalized Lease Obligations, which, in accordance with GAAP, would be classified as capital expenditures.

“Capital Stock” shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other equity interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” shall mean any Indebtedness of Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Management Products” shall mean any one or more of the following types of services or facilities extended to Borrower by Agent, any Lender or any Affiliate of Agent or a Lender in reliance on Agent’s or such Lender’s agreement to indemnify such Affiliate:  (i) Automated Clearing House (ACH) transactions and other similar money transfer services; (ii) cash management, including controlled disbursement and lockbox services; (iii) establishing and maintaining deposit accounts; and (iv) credit cards or stored value cards.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq., as amended from time to time.

“Change of Control” shall mean the occurrence of any event (whether in one or more transactions) that results in (a) Louis F. Centofanti ceasing to serve as a senior executive officer of Borrower in substantially the same capacity in which such Person served as of the Closing Date or (b) Persons who are members of Borrower’s board of directors on the Closing Date ceasing to constitute at least fifty percent (50%) of Borrower’s board of directors, provided, however, that in any event no such director shall include Louis F. Centofanti, provided further, however, (i) that a 50% change in Persons who are members of Borrower’s board of directors may be permitted on a one-time only basis concurrent with a new subordinated debt or equity capital infusion to Borrower, and (ii) any individual who becomes a member of Borrower’s board of directors after the Closing Date whose election or nomination for election by holders of Borrower’s voting stock was approved by vote of at least a majority of the individuals constituting Borrower’s board of directors on the Closing Date shall be considered as member of the board of directors of Borrower as of the Closing Date.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, Borrower or any of its Affiliates.

“Closing Date” shall mean October 31, 2011 or such other date as may be agreed to by the parties hereto.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collateral” shall mean and include all of the following assets, properties, rights and interests of each Credit Party, whether now owned and existing or hereafter arising, acquired or created, and wherever located:

(a)           all Receivables;

(b)           all Equipment;

(c)           all General Intangibles;

(d)           all Inventory;

(e)           all Investment Property;

(f)           all Real Property;

(g)           all Subsidiary Stock (other than the Subsidiary Stock of Safety and Ecology Corporation, Limited and joint ventures and limited liability companies that are not Credit Parties);

(h)           all of such Person’s right, title and interest in and to, whether now owned or hereafter acquired and wherever located, (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of such Person’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to such Person from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Obligations; (v) all of such Person’s contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) each commercial tort claim in existence as of the date hereof and in which a security interest is hereafter granted to Agent by such Person pursuant to the provision of Section 4.1 or otherwise; (vii) if and when obtained by such Person, all real and personal property of third parties in which such Person has been granted a lien or security interest as security for the payment or enforcement of Receivables, (viii) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (ix) all supporting obligations; and (x) any other goods, personal property or real property now owned or hereafter acquired in which such Person has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and such Person;

(i)           all of such Person’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by such Person or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g) or (h) of this Paragraph;

(j)           all of such Person’s cash and cash equivalents; and

(k)           all proceeds and products of (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) in whatever form, including, but not limited to:  cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, including, without limitation, amounts due from any Person and tax refunds, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

“Commercial Broker Receivable” shall mean any Eligible Receivable due from an account debtor listed on Schedule 1.2(a) who is a third party intermediary with whom a Credit Party does business but who is not the Person benefitted by the services of the Credit Party.

“Commercial Receivable” shall mean any Eligible Receivable due from an account debtor that is not a Commercial Broker Receivable, an Acceptable Government Agency Receivable, or an Acceptable Unbilled Receivable.

“Commitment Percentage” shall mean for any Lender party to this Agreement on the Closing Date, the percentage set forth below such Lender’s name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 15.3 (c) or (d) hereof, and for any Lender that becomes a party to this Agreement pursuant to a Commitment Transfer Supplement or Modified Commitment Transfer Supplement, the percentage set forth on Schedule 1 to such Commitment Transfer Supplement or Modified Commitment Transfer Supplement, as applicable.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 15.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

“Compliance Certificate” shall mean a compliance certificate substantially in the form attached hereto as Exhibit 1.2 (a) to be signed by the Chief Executive Officer, President, Chief Financial Officer or Controller of Borrower, which shall state that, based on an examination sufficient to permit such officer to make an informed statement, (i) no Default or Event of Default exists, or if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrower’s compliance with the requirements or restrictions imposed by Sections 6.5, 7.4, 7.5, 7.6, 7.7, 7.8, 7.10 and 7.11; and (ii) that to the best of such officer’s knowledge, Borrower is in compliance in all material respects with all federal, state and local Environmental Laws that would have a Material Adverse Effect, or if such is not the case, specifying all areas of non-compliance and the proposed action Borrower will implement in order to achieve full compliance.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on Borrower’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other Documents, including any Consents required under all applicable federal, state or other Applicable Law.

“Consigned Inventory” shall mean Inventory of Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

“Contract Rate” has the meaning set forth in Section 3.1.

“Controlled Group” shall mean, at any time, Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under Section 414 of the Code.

“Credit Parties” shall mean, collectively, Borrower and Guarantors.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Credit Party, pursuant to which Borrower is to deliver any personal property or perform any services.

“Customs” shall have the meaning set forth in Section 2.11(b) hereof.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any eurocurrency funding by banks on such day.

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Defaulting Lender” shall have the meaning set forth in Section 2.23(a) hereof.

“Depository Accounts” shall have the meaning set forth in Section 4.15(h) hereof.

“Designated Lender” shall have the meaning set forth in Section 15.2(b) hereof.

“Documents” shall have the meaning set forth in Section 8.1(c) hereof.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Domestic Subsidiaries” shall mean, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any state of the United States or the District of Columbia.

“Drawing Date” shall have the meaning set forth in Section 2.12(b) hereof.

“Early Termination Date” shall have the meaning set forth in Section 13.1 hereof.

“EBITDA” shall mean for any period, for Borrower, the sum of (i) Net Income for such period, plus (ii) all Interest Expense for such period, plus (iii) all charges against income of Borrower for such period for federal, state and local taxes expenses, plus (iv) depreciation expenses for such period, plus (v) amortization expenses for such period, plus (vi) any extraordinary, unusual or non-recurring non-cash expenses or losses (including non-cash losses on sales of assets outside of the Ordinary Course of Business) during such period, minus (vii) any extraordinary, unusual or non-recurring non-cash income or gains (including gains on the sale of assets outside of the Ordinary Course of Business) during such period, in each case, only to the extent included in the statement of net income for such period.

“Eligible Receivables” shall mean and include with respect to each Credit Party, each Receivable of such Credit Party arising in the Ordinary Course of Business and which Agent, in its reasonable credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate.  A Receivable shall not be deemed eligible unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent.  In addition, no Receivable shall be an Eligible Receivable if:

(a)           it arises out of a sale made by any Credit Party to any other Credit Party or to an Affiliate of any Credit Party or to a Person controlled by an Affiliate of a Credit Party, unless it arose in connection with the sale of goods or rendition of services in the ordinary course of business, on an arms’ length basis, and would otherwise constitute a current asset in conformity with GAAP;

(b)           with respect to (i) an Acceptable Government Agency Receivable, it is due or unpaid more than sixty (60) days after the original due date or is more than one hundred fifty (150) days from the original invoice date; (ii) an Acceptable Unbilled Receivable, it is unpaid more than sixty (60) days from the date the service was rendered; (iii) a Commercial Broker Receivable, it is due or unpaid more than ninety (90) days after the original due date or is more than one hundred twenty (120) days from the original invoice date; and (iv) Commercial Receivable, it is due or unpaid more than sixty (60) days after the original invoice date or is more than ninety (90) days after the original invoice date;

(c)           fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder.  Such percentage may, in Agent’s reasonable discretion, be increased or decreased from time to time based on the Customer’s financial condition;

(d)           any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

(e)           the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent under such bankruptcy laws by a court of competent jurisdiction, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

(f)           other than Foreign Receivables, the sale is to a Customer outside the United States of America or Canada, unless the sale is on letter of credit, guaranty or acceptance terms or a bond has been posted, in each case acceptable to Agent in its reasonable discretion;

(g)           the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(h)           Agent believes, in its reasonable judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(i)           other than with respect to an Acceptable Government Agency Receivable, the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(j)           the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by one of the Credit Parties and accepted by the Customer or the Receivable otherwise does not represent a final sale, other than Acceptable Unbilled Amounts;

(k)           the Receivables of the Customer exceed a credit limit determined by Agent, in its reasonable discretion, to the extent such Receivable exceeds such limit and such limit is reasonably determined by Agent based upon Customer’s financial condition;

(l)           the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim (but only as to that portion of the Receivable subject to such offset, deduction, defense, dispute or counterclaim), the Customer is also a creditor or supplier of a Credit Party (but only as to that portion of the Receivable that does not exceed the amount owed by the applicable Credit Party to such creditor or supplier) or the Receivable is contingent in any respect or for any reason;

(m)           any Credit Party has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(n)           any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(o)           such Receivable is not payable to any Credit Party; or

(p)           such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in its sole credit judgment exercised in good faith.

“Environmental Complaint” shall have the meaning set forth in Section 4.19(d) hereof.

“Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

“Equipment” shall mean and include all of Borrower’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

“Equipment Loans” shall have the meaning set forth in Section 2.4(b) hereof.

“Equipment Note” shall mean, collectively, the promissory notes referred to in Section 2.4(b) hereof.

“Equity Interests” of any Person shall mean any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“Eurodollar Rate” shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternative Source”), at approximately 11:00 a.m., London time two (2) Business Days prior to the first day of such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternative Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error)) for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage.

The Eurodollar Rate shall be adjusted with respect to any Eurodollar Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date.  Agent shall give prompt notice to Borrower of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“Eurodollar Rate Loan” shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

“Event of Default” shall have the meaning set forth in Article X hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Federal Funds Effective Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Federal Funds Open Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by PNC (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the PNC at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day.  If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to Borrower, effective on the date of any such change.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA for such period minus Unfinanced Capital Expenditures made during such period minus cash taxes paid by Borrower during such period minus any cash dividends or distributions made by Borrower during such period to (b) all Senior Debt Payments during such period.

“Foreign Receivables” shall mean those Receivables of each Credit Party that would otherwise satisfy all of the applicable criteria for Eligible Receivables but the account debtor of such Receivables is not a resident of the United States of America or Canada.

“Foreign Subsidiary” of any Person, shall mean any Subsidiary of such Person that is not organized or incorporated in the United States or any State or territory thereof.

“Formula Amount” shall have the meaning set forth in Section 2.1(a).

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“General Intangibles” shall mean and include all of each Credit Party’s general intangibles, whether now owned or hereafter acquired, including, without limitation, all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, permits, software, computer information, source codes, object codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to a Credit Party to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables), all other intellectual property or proprietary rights, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

“Governmental Acts” shall have the meaning set forth in Section 2.17.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

“Guarantor” shall mean the active Domestic Subsidiaries of Borrower (excluding limited liability companies and joint ventures not wholly owned by Borrower), Perma-Fix Northwest Richland, Inc., a Washington corporation, Safety and Ecology Corporation, a Nevada corporation, SEC Federal Services Corporation, a Nevada corporation, and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and “Guarantors” means collectively all such Persons.

“Hazardous Discharge” shall have the meaning set forth in Section 4.19(d) hereof.

“Hazardous Substance” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or Hazardous Waste as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Liabilities” shall have the meaning provided in the definition of “Lender-Provided Interest Rate Hedge”.

“Indebtedness” of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person.  Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred, except the Credit Parties’ obligations in connection with their Finite Risk Policies shall not be considered Indebtedness for the purpose of this Agreement.

“Ineligible Security” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

“Intellectual Property” shall mean property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, trade name, mask work, trade secret or license or other right to use any of the foregoing.

“Intellectual Property Claim” shall mean the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that Borrower’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

“Interest Expense” shall mean for any period interest expense, net of cash interest income, of Borrower for such period, as determined in accordance with GAAP.

“Interest Period” shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by Borrower or its Subsidiaries in order to provide protection to, or minimize the impact upon, Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Intercompany Receivables” shall mean all assets and liabilities, however arising, which are due to any Credit Party from, which are due to any Credit Party to, or which otherwise arise from any transaction by any Credit Party with any Affiliate of any Credit Party.

“Inventory” shall mean and include all of each Credit Party’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in any Credit Party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Investment Account” shall have the meaning provided in Section 7.4.

“Investment Property” shall mean and include all of each Credit Party’s now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

“Issuer” shall mean PNC in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

“Lender-Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender and with respect to which Agent confirms meets the following requirements: such Interest Rate Hedge (i) is documented in a standard International Swap Dealer Association Agreement, (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes.  The liabilities of Borrower to the provider of any Lender-Provided Interest Rate Hedge (the “Hedge Liabilities”) shall be “Obligations” hereunder, guaranteed obligations and secured obligations under the Secured Subsidiaries Guaranty and otherwise treated as Obligations for purposes of each of the Other Documents.  The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents.

“Letter of Credit Borrowing” shall have the meaning set forth in Section 2.12(d).

“Letter of Credit Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2.

“Letter of Credit Sublimit” shall mean $10,000,000.

“Letters of Credit” shall mean any letter of credit issued hereunder.  A Letter of Credit may be a standby and/or a trade letter of credit.

“License Agreement” shall mean any agreement between Borrower and a Licensor pursuant to which Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of Borrower or otherwise in connection with Borrower’s business operations.

“Licensor” shall mean any Person from whom Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with Borrower’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with Borrower’s business operations.

“Licensor/Agent Agreement” shall mean an agreement between Agent and a Licensor, in form and content satisfactory to Agent, by which Agent is given the unqualified right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to and to dispose of Borrower’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of Borrower’s default under any License Agreement with such Licensor.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

“Lien Waiver Agreement” shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time and by which such Person shall waive any Lien that such Person may ever have with respect to any of the Collateral and shall authorize Agent from time to time to enter upon the premises to inspect or remove the Collateral from such premises or to use such premises to store or dispose of such Collateral.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business or properties of Borrower on a consolidated basis, (b) the ability of Credit Parties on a consolidated basis to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents.

“Material Contract” shall mean any contract, agreement, permit or license, written or oral, of a Borrower the failure to comply with which would have a Material Adverse Effect.

“Maximum Equipment Loan Amount” shall mean $2,500,000 less repayments of the Equipment Loans.

“Maximum Face Amount” shall mean, with respect to any outstanding Letter of Credit, the face amount of such Letter of Credit including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Maximum Loan Amount” shall mean $43,500,000 less repayments of the Term Loan and Equipment Loans.

“Maximum Revolving Advance Amount” shall mean $25,000,000.

“Maximum Undrawn Amount” shall mean with respect to any outstanding Letter of Credit, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 15.3(d).

“Mortgage” shall mean any mortgage or deed of trust on the Real Property together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including Borrower or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section  4064 of ERISA.

“Net Cash Proceeds” means, with respect to (a) any sale, lease, transfer or other voluntary or involuntary disposition of any property of Borrower or any of its Subsidiaries (other than sales or other dispositions of Inventory in the ordinary course of business, but including, without limitation, a sale or disposition of any capital stock of any such Subsidiary) or (b) any receipt of fire, property, casualty or similar insurance proceeds or condemnation awards in respect of property of any Credit Party or other insurance proceeds received in respect of a loss incurred by any Credit Party (other than insurance proceeds used or to be used by a Credit Party to repair or replace damaged property as permitted herein), in each case, the aggregate amount of such cash consideration received by any Credit Party in connection with such transaction after deduction of (i) all reasonable fees, costs and expenses directly incurred by any Credit Party in connection therewith, including, without limitation, underwriting discount, brokerage or selling commissions, if any, (ii) federal, state and local income taxes actually paid or payable in cash in connection with such transaction within two (2) years thereafter (iii) in the case of any sale, lease, transfer or disposition of property, the amount of Indebtedness secured by such property required to be repaid in connection with such transaction, and (iv) the reasonable fees and disbursements of counsel paid by any Credit Party in connection therewith and (v) appropriate amounts to be provided by any Credit Party as a reserve, in accordance with GAAP, against any liabilities associated therewith and retained by any Credit Party after such sale, lease, transfer, or disposition, including, without limitation, pension and benefit liabilities, liabilities related to environmental matters or liabilities under any indemnification obligations associated therewith except that such reserves shall become Net Cash Proceeds when released.

“Net Income” shall mean for any period, the net income (or loss) of Borrower, determined in accordance with GAAP; provided, that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower, (b) the net income (or deficit) of any Person (other than a Subsidiary of Borrower) in which Borrower has an ownership interest, except to the extent that any such income is actually received by Borrower in the form of dividends or similar distributions and (c) the undistributed earnings of Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is at the time prohibited by the terms of any agreement to which such Person is a party or by which it or any of its property is bound, any of such Person’s organizational documents or other legal proceedings binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Note” shall mean collectively, the Term Note, the Equipment Note and the Revolving Credit Note.

“Obligations” shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by each Credit Party to Lenders or Agent or to any other direct or indirect subsidiary or affiliate of Agent or any Lender of any kind or nature, present or future (including, without limitation, any interest or other amounts accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to each Credit Party, whether or not a claim for post-filing or post-petition interest or other amounts is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including, without limitation, this Agreement and the Other Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of Agent’s or any Lenders non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of each Credit Party’s Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent or Lenders and each Credit Party and any amendments, extensions, renewals or increases and all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of each Credit Party to Agent or Lenders to perform acts or refrain from taking any action.

“Ordinary Course of Business” shall mean the ordinary course of Borrower’s business as conducted on the Closing Date.

“Other Documents” shall mean the Mortgage, the Note, the Questionnaire, the Pledge Agreement, the Secured Subsidiaries Guaranty, any Lender-Provided Interest Rate Hedge, any Letter of Credit Document and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Credit Party and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

“Out-of-Formula Loans” shall have the meaning set forth in Section 15.2(b).

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly at least fifty percent (50%) of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

“Participant” shall mean each Person who, in accordance with Section 15.3(b), shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participation Advance” shall have the meaning set forth in Section 2.12(d).

“Participation Commitment” shall mean each Lender’s obligation to buy a participation of the Letters of Credit issued hereunder.

“Payee” shall have the meaning set forth in Section 3.10.

“Payment Office” shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower and to each Lender to be the Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Benefit Plan” shall mean at any time any employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the Controlled Group for employees of any member of the Controlled Group; or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the Controlled Group for employees of any entity which was at such time a member of the Controlled Group.

“Permitted Encumbrances” shall mean:

(a)           Liens in favor of Agent for the benefit of Agent and Lenders;

(b)           Liens for Charges not delinquent or being Properly Contested;

(c)           Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing;

(d)           deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance;

(e)           deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business;

(f)           Liens arising by virtue of the rendition, entry or issuance against any Credit Party, or any property of any Credit Party, of any judgment, writ, order, or decree for so long as each such Lien (x) is in existence for less than twenty (20) consecutive days after it first arises or is being Properly Contested and (y) is at all times junior in priority to any Liens in favor of Agent;

(g)           mechanics’, workers’, materialmen’s, carriers’, repairmens’ or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being Properly Contested;

(h)           Liens securing Permitted Purchase Money Indebtedness, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of the asset acquired with such Indebtedness, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

(i)           encroachments, easements, rights-of-way, restrictions and other similar encumbrances or Liens incurred in the Ordinary Course of Business which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business on the property subject to such encumbrances;

(j)           Liens disclosed on Schedule 1.2(b); provided that such Liens shall secure only those obligations which they secure on the Closing Date (and extensions, renewals and refinancings of such obligations permitted by Section 7.8) and shall not subsequently apply to any other property or assets of Borrower.

(k)           Liens for taxes not yet due; and

(l)           Liens set forth on any mortgagee title insurance policy that are acceptable to Agent.

“Permitted Purchase Money Indebtedness” shall mean Purchase Money Indebtedness of Borrower which is incurred after the date of this Agreement and which is secured by no Lien or only by a Purchase Money Lien; provided that (a) the aggregate principal amount of such Purchase Money Indebtedness outstanding at any time shall not exceed $1,000,000 (including any such Indebtedness on Schedule 7.8), (b) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, and (c) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan), maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

“Pledge Agreement” shall mean the Pledge Agreement executed by Borrower in favor of Agent.

“PNC” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.

“Preferred Stock” means Borrower’s Series 17 Class Q Preferred Stock consisting of Borrower’s former Series 9 Class I Convertible Preferred Stock, Series 14 Class N Convertible Preferred Stock, Series 15 Class O Convertible Preferred Stock and Series 16 Class P Convertible Preferred Stock.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a) hereof.

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b) hereof.

“Projections” shall have the meaning set forth in Section 5.5(b) hereof.

“Properly Contested” shall mean, in the case of any Indebtedness or Lien, as applicable, of any Person (including any taxes) that is not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness or Lien, as applicable, is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Person has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect and will not result in the forfeiture of any assets of such Person having a value in excess of $50,000; (iv) no Lien is imposed upon any of such Person’s assets having a value in excess of $50,000 with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets having a value in excess of $50,000 of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Person, such Person forthwith pays such Indebtedness and all penalties, interest and other amounts due in connection therewith.

“Published Rate” shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published (which may include electronic methods of “publication”) in another publication or source determined by Agent.

“Purchase Money Indebtedness” shall mean and include (i) Indebtedness (other than the Obligations) of any Credit Party for the payment of all or any part of the purchase price of any Equipment, (ii) any Indebtedness (other than the Obligations) of any Credit Party incurred at the time of or within thirty (30) days prior to or one hundred twenty (120) days after the acquisition of any Equipment for the purpose of financing all or any part of the purchase price thereof (whether by means of a loan agreement, capitalized lease or otherwise), and (iii) any renewals, extensions or refinancings (but not any increases in the principal amounts) thereof outstanding at the time.

“Purchase Money Lien” shall mean a Lien upon Equipment which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Indebtedness secured by such Lien and shall not encumber any other property of Borrower, and such Lien constitutes a purchase money security interest under the Uniform Commercial Code.

“Purchasing CLO” shall have the meaning set forth in Section 15.3(d) hereof.

“Purchasing Lender” shall have the meaning set forth in Section 15.3(c) hereof.

“Questionnaire” shall mean the Documentation Information Questionnaire and the responses thereto provided by Borrower and delivered to Agent.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as the same may be amended from time to time.

“Real Property” shall mean all real property owned and leased by a Credit Party and identified on Schedule 4.5 hereto or which is hereafter owned or leased by a Credit Party.

“Receivables” shall mean and include, as to any Credit Party, all of such Credit Party’s accounts, contract rights, instruments (including those evidencing indebtedness owed to such Credit Party by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Credit Party arising out of or in connection with the sale or lease of Inventory or the rendition of services pursuant to term contracts or otherwise or the licensing of any general intangible rights, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.

“Register” shall have the meaning set forth in Section 15.3(e).

“Reimbursement Obligation” shall have the meaning set forth in Section 2.12(b) hereof.

“Release” shall have the meaning set forth in Section 5.7(c)(i) hereof.

“Reportable Event” shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

“Required Lenders” shall mean Lenders holding at least sixty-six and two thirds percent (66-2/3%) of the Advances, and if no Advances are outstanding, shall mean Lenders holding at least sixty-six and two thirds percent (66-2/3%) of the Commitment Percentage; provided, however, if there are fewer than three (3) Lenders (including any Defaulting Lender), Required Lenders shall mean all Lenders (other than any Defaulting Lender).

“Reserve Percentage” shall mean as of any day the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

“Revolving Advances” shall mean Advances made other than Letters of Credit, Equipment Loans and the Term Loan.

“Revolving Credit Note” shall mean the promissory note referred to in Section 2.1(a) hereof.

“Revolving Interest Rate” shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus the Applicable Margin with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 20 Subsidiary” shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

“Secured Subsidiaries Guaranty” shall mean the Amended and Restated Secured Subsidiaries Guaranty executed by each of the Guarantors.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall mean Homeland Security Capital Corporation, a Delaware corporation.

“Senior Debt Payments” shall mean and include all cash actually expended by any Credit Party to make (a) interest payments on any Advances hereunder, plus (b) scheduled principal payments on the Term Loan and Equipment Loans, plus (c) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (d) capitalized lease payments, plus (e) payments with respect to any other Indebtedness for borrowed money, including Purchase Money Indebtedness.

“Settlement Date” shall mean the Closing Date and thereafter Wednesday or Thursday of each week or more frequently if Agent deems appropriate unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

“Subsidiary” of any Person shall mean a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Subsidiary Stock” shall mean:

(a)           one hundred percent 100% of the issued and outstanding Equity Interests of any Domestic Subsidiary of Borrower and 65% of each class of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Voting Equity”) and 100% of each class of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Non-Voting Equity”) of each Foreign Subsidiary (but only to the extent that the pledge of such Non-Voting Equity would not cause the Obligations to be treated as “United States property” of such Foreign Subsidiary within the meaning of Treas. Reg. Section 1.956-2), in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto (collectively, the “Pledged Capital Stock”), including, but not limited to, the following:

(y)           subject to the percentage restrictions described above, all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Capital Stock, or representing a distribution or return of capital upon or in respect of the Pledged Capital Stock, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Capital Stock; and

(z)           without affecting the obligations of Borrower under any provision prohibiting such action hereunder, in the event of any consolidation or merger involving the issuer of any Pledged Capital Stock and in which such issuer is not the surviving entity, all shares of each class of the Equity Interests of the successor entity formed by or resulting from such consolidation or merger;

(b)           Subject to the percentage restrictions described above, any and all other Capital Stock owned by Borrower in any Domestic Subsidiary or any Foreign Subsidiary; and

(c)           All proceeds and products of the foregoing, however and whenever acquired and in whatever form.

“Tangible Adjusted Net Worth” shall mean, at a particular date, (a) the aggregate amount of all assets of Borrower on a consolidated basis, as may properly be classified as such in accordance with GAAP consistently applied and such other assets as are properly classified as “intangible assets” but specifically excluding such other assets as may be properly classified as goodwill assets under GAAP, less (b) the aggregate amount of all Indebtedness of Borrower on a consolidated basis.  For purposes of this definition, any amounts noted in Borrower’s books and records for “Acquired Permits” shall not be deemed “goodwill”.

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Term Loan” shall mean the Advances made pursuant to Section 2.4(a) hereof.

“Term Loan Rate” shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus the Applicable Margin with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.

“Term Note” shall mean the promissory note described in Section 2.4(a) hereof.

“Termination Event” shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that would result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower or any member of the Controlled Group from a Multiemployer Plan.

“Toxic Substance” shall mean and include any material present on the Real Property or Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances.  “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Trading with the Enemy Act” shall mean the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.

“Transactions” shall have the meaning set forth in Section 5.5 hereof.

“Transferee” shall have the meaning set forth in Section 15.3(d) hereof.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances (other than the Equipment Loans and Term Loan) plus (ii) all amounts due and owing to any Credit Party’s trade creditors which are outstanding more than sixty (60) days after their due date, plus (iii) fees and expenses for which any Credit Party is liable but which have not been paid or charged to Borrower’s Account.

“Unfinanced Capital Expenditures” shall mean all Capital Expenditures of Borrower other than those made utilizing financing provided by the applicable seller or third party lenders.  For the avoidance of doubt, Capital Expenditures made by Borrower utilizing Revolving Advances shall be deemed Unfinanced Capital Expenditures.

“Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Voting Stock” shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Week” shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

1.3.           Uniform Commercial Code Terms.

All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein.  Without limiting the foregoing, the terms “accounts”, “chattel paper”, “commercial tort claims”, “instruments”, “general intangibles”, “goods”, “payment intangibles”, “proceeds”, “supporting obligations”, “securities”, “investment property”, “documents”, “deposit accounts”, “software”, “letter of credit rights”, “inventory”, “equipment” and “fixtures”, as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code.  To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4.           Certain Matters of Construction.

The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.  Any pronoun used shall be deemed to cover all genders.  Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.  Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.  All references herein to the time of day shall mean the time in New York, New York.  Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis.  Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”.

A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders.  Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders.  Wherever the phrase “to the best of Borrower’s knowledge” or words of similar import relating to the knowledge or the awareness of Borrower are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of Borrower or (ii) the knowledge that a senior officer would have obtained if he had engaged in good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

ARTICLE II

ADVANCES, PAYMENTS

2.1.           Revolving Advances.

(a)           Amount of Revolving Advances

Subject to the terms and conditions set forth in this Agreement including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrower in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i)           an amount equal to the sum of (without duplication) (A) up to 85%, subject to the provisions of Section 2.1(b) hereof, of Acceptable Government Agency Receivables, (B) up to 50%, subject to the provision of Section 2.1(b) hereof, of Acceptable Unbilled Amounts, (C) up to 85%, subject to the provisions of Section 2.1(b) hereof, of Commercial Broker Receivables, and (D) up to 85%, subject to the provisions of Section 2.1(b) hereof, of Commercial Receivables (collectively, the “Advance Rates”); provided, however, that Foreign Receivables shall not constitute more than ten percent (10%) of Eligible Receivables at any time, minus

(ii)           the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(iii)           such reserves as Agent may in good faith reasonably deem proper and necessary from time to time.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i) minus (y) Section 2.1 (a)(y)(ii) and (iii) at any time and from time to time shall be referred to as the “Formula Amount”.  The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).

(b)           Discretionary Rights.

The Advance Rates may be increased or decreased by Agent at any time and from time to time in evaluating specific Receivables in the exercise of its good faith reasonable discretion.  Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrower.  The rights of Agent under this subsection are subject to the provisions of Section 15.2(b).

2.2.           Procedure for Revolving Advances Borrowing.

(a)           Borrower may notify Agent prior to 10:00 a.m. (New York time) on a Business Day of Borrower’s request to incur, on that day, a Revolving Advance hereunder.  Subject to the satisfaction of the conditions set forth in Section 8.3 hereof, in the event Borrower desires an Equipment Loan, Borrower shall give Agent at least three (3) Business Days’ prior written notice.  Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

(b)           Notwithstanding the provisions of subsection (a) above, in the event Borrower desires to obtain a Eurodollar Rate Loan, Borrower shall give Agent written notice by no later than 10:00 a.m. on the day which is three (3) Business Days prior to the date such Eurodollar Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in an aggregate principal amount that is not less than $1,000,000 and integral multiples of $250,000 in excess thereof, and (iii) the duration of the first Interest Period therefor.  Interest Periods for Eurodollar Rate Loans shall be for one, two or three months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day.  No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.  After giving effect to each requested Eurodollar Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(d), there shall not be outstanding more than five (5) Eurodollar Rate Loans, in the aggregate.

(c)           Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrower may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

Borrower shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be.  Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 10:00 a.m. (New York time) on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan.  If Agent does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.

(d)           Provided that no Event of Default shall have occurred and be continuing, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, Borrower may convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan.  If Borrower desires to convert a loan, Borrower shall give Agent written notice by no later than 10:00 a.m. (New York time) (i) on the day which is three (3) Business Days’ prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a Eurodollar Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur with respect to a conversion from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor.

(e)           At its option and upon written notice given prior to 10:00 a.m. (New York time) at least three (3) Business Days’ prior to the date of such prepayment, Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment.  Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment.  In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

(f)           Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower shall be conclusive absent manifest error.

(g)           Notwithstanding any other provision hereof, if any Applicable Law, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term “Lender” shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrower shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type.  If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrower shall pay Agent, upon Agent’s request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrower shall be conclusive absent manifest error.

(h)           Borrower’s obligations and indemnifications under this Section 2.2 shall survive the termination of this Agreement.

2.3.           Disbursement of Advance Proceeds.

All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent or Lenders, shall be charged to Borrower’s Account on Agent’s books.  During the Term, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.  The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to Borrower on the day so requested by way of credit to Borrower’s operating account at PNC, or such other bank as Borrower may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

2.4.           Loans.

(a)           Term Loan.

Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a Term Loan to Borrower in the sum equal to such Lender’s Commitment Percentage of $16,000,000.  The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement:  equal month installments of $190,476 commencing on December 1, 2011 and continuing on the first (1st) day of each month thereafter with the remaining balance due in full on the last day of the Term.  The Term Loan shall be evidenced by one or more secured promissory notes (collectively, the “Term Note”) in substantially the form attached hereto as Exhibit 2.4(a). The Term Loan may consist of Domestic Rate Loans or Eurodollar Rate Loans, or a combination thereof, as Borrower may request.  In the event that Borrower desires to obtain or extend a Eurodollar Rate Loan or to convert a Domestic Rate Loan to a Eurodollar Rate Loan, Borrower shall comply with the notification requirements set forth in Sections 2.2(b) and (d) and the provisions of Sections 2.2(b) through (h) shall apply.

(b)           Equipment Loans.

(i)           Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, shall, from time to time, make available Advances to Borrower (each, an “Equipment Loan” and collectively, the “Equipment Loans”) to finance Borrower’s purchase of Equipment for use in Borrower’s business.  All such Equipment Loans shall be in such amounts as are requested by Borrower, but in no event shall any Equipment Loan exceed ninety (90%) percent of the net invoice cost (excluding taxes, shipping, delivery, handling, installation, overhead and other so called “soft” costs) of the Equipment then to be purchased by Borrower and the total amount of all Equipment Loans outstanding hereunder shall not exceed, in the aggregate, the sum of Two Million Five Hundred Thousand Dollars ($2,500,000).  In no event shall any Lender be required to provide more than its Commitment Percentage of any Equipment Loan.  Once repaid Equipment Loans may not be reborrowed.

(ii)           Advances constituting Equipment Loans shall be accumulated during each twelve month period (each a “Borrowing Period”) during the first three years of the Term the first of which commences on the date hereof and ends on October __, 2012 (the “Initial Borrowing Period”).  At the end of each Borrowing Period, the sum of all Equipment Loans made during the Borrowing Period shall amortize on the basis of a sixty (60) month schedule (such amount as determined with respect to any Borrowing Period, the “Amortization Amount”).  Monthly principal payments will be initially determined for the Equipment Loans made during the Initial Borrowing Period and the amount of such monthly principal payments shall be increased upon the completion of each such subsequent Borrowing Period by the Amortization Amount for each such subsequent Borrowing Period.
The Equipment Loans shall be, with respect to principal, payable in equal monthly installments based upon the amortization schedule set forth above, commencing on the first day of the month following the anniversary of the Closing Date and on the first day of each month thereafter with the balance payable upon the expiration of the Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement.  Equipment Loans shall be evidenced by one or more secured promissory notes (collectively, the “Equipment Note”) in substantially the form attached hereto as Exhibit 2.4(b).  The Equipment Loans may consist of Domestic Rate Loans or Eurodollar Rate Loans, or a combination thereof, as Borrower may request.  In the event that Borrower desires to obtain or extend a Eurodollar Rate Loan or to convert a Domestic Rate Loan to a Eurodollar Rate Loan, Borrower shall comply with the notification requirements set forth in Sections 2.2(b) and (d) and the provisions of Sections 2.2(b) through (h) shall apply.

2.5.           Maximum Advances.

The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount or (b) the Formula Amount less, in each case, the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit.

2.6.           Repayment of Advances.

(a)           The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.  The Term Loan shall be due and payable as provided in Section 2.4(a) hereof and in the Term Note, subject to mandatory prepayments as herein provided.  The Equipment Loans shall be due and payable as provided in Section 2.4(b) hereof and in the Equipment Note, subject to mandatory prepayments as herein provided.

(b)           Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received.  In consideration of Agent’s agreement to conditionally credit Borrower’s Account as of the next Business Day following Agent’s receipt of those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after (i) the Business Day Agent receives such payments via wire transfer or electronic depository check or (ii) in the case of payments received by Agent in any other form, the Business Day such payment constitutes good funds in Agent’s account.  Agent is not, however, required to credit Borrower’s Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrower’s Account for the amount of any item of payment which is returned to Agent unpaid.

(c)           All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 P.M.  (New York time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent.  Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower’s Account or by making Advances as provided in Section 2.2 hereof.

(d)           Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

2.7.           Repayment of Excess Advances.

The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

2.8.           Statement of Account.

Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrower’s Account”) in the name of Borrower in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender.  Each month, Agent shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrower, during such month.  The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lenders and Borrower unless Agent receives a written statement of Borrower’s specific exceptions thereto within thirty (30) days after such statement is received by Borrower.  The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.9.           Letters of Credit.

Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of standby and/or trade letters of credit for the account of Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount.  The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit.  All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the applicable Contract Rate for Domestic Rate Loans.  Letters of Credit that have not been drawn upon shall not bear interest.

2.10.           Issuance of Letters of Credit.

(a)           Borrower may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent, at the Payment Office, prior to 10:00 a.m. (New York time), at least five (5)  Business Days’ prior to the proposed date of issuance, Agent’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request.  Borrower also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

(b)           Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance and in no event later than the last day of the Term.  Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the “UCP”) or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590) (the “ISP98 Rules”), and any subsequent revisions thereof at the time a standby Letter of Credit is issued, as determined by Agent, and each trade Letter of Credit shall be subject to the UCP.

(c)           Agent shall use its reasonable efforts to notify Lenders of the request by Borrower for a Letter of Credit hereunder.

2.11.           Requirements For Issuance of Letters of Credit.

(a)           Borrower shall authorize and direct any Issuer to name Borrower as the “Applicant” or “Account Party” of each Letter of Credit.  If Agent is not the Issuer of any Letter of Credit, Borrower shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any Acceptance therefor.

(b)           In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred and be continuing, (i) to sign and/or endorse Borrower’s name upon any warehouse or other receipts, letter of credit applications and acceptances, (ii) to sign Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of Borrower or Agent or Agent’s designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for such purpose; and (iv) to complete in Borrower’s name or Agent’s, or in the name of Agent’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof.  Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent’s or its attorney’s willful misconduct.  This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

2.12.           Disbursements, Reimbursement.

(a)           Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Commitment Percentage of the Maximum Face Amount of such Letter of Credit and the amount of such drawing, respectively.

(b)           In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Agent will promptly notify Borrower.  Provided that it shall have received such notice, Borrower shall reimburse (such obligation to reimburse Agent shall sometimes be referred to as a “Reimbursement Obligation”) Agent prior to 12:00 Noon, New York time on each date that an amount is paid by Agent under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Agent.  In the event Borrower fails to reimburse Agent for the full amount of any drawing under any Letter of Credit by 12:00 Noon, New York time, on the Drawing Date, Agent will promptly notify each Lender thereof, and Borrower shall be deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by the Lenders to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the lesser of Maximum Revolving Advance Amount or the Formula Amount and subject to Section 8.2 hereof.  Any notice given by Agent pursuant to this Section 2.12(b) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(c)           Each Lender shall upon any notice pursuant to Section 2.12(b) make available to Agent an amount in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.12(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrower in that amount.  If any Lender so notified fails to make available to Agent the amount of such Lender’s Commitment Percentage of such amount by no later than 2:00 p.m., New York time on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loans on and after the fourth day following the Drawing Date.  Agent will promptly give notice of the occurrence of the Drawing Date, but failure of Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.12(c), provided that such Lender shall not be obligated to pay interest as provided in Section 2.12(c) (i) and (ii) until and commencing from the date of receipt of notice from Agent of a drawing.

(d)           With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrower in whole or in part as contemplated by Section 2.12(b), because of Borrower’s failure to satisfy the conditions set forth in Section 8.2 (other than any notice requirements) or for any other reason, Borrower shall be deemed to have incurred from Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing.  Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan.  Each Lender’s payment to Agent pursuant to Section 2.12(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its Participation Commitment under this Section 2.12.

Each Lender’s Participation Commitment shall continue until the last to occur of any of the following events:  (x) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled and (z) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.13.           Repayment of Participation Advances.

(a)           Upon (and only upon) receipt by Agent for its account of immediately available funds from Borrower (i) in reimbursement of any payment made by Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Agent under such a Letter of Credit, Agent will pay to each Lender, in the same funds as those received by Agent, the amount of such Lender’s Commitment Percentage of such funds, except Agent shall retain the amount of the Commitment Percentage of such funds of any Lender that did not make a Participation Advance in respect of such payment by Agent.

(b)           If Agent is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrower to Agent pursuant to Section 2.13(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of Agent, forthwith return to Agent the amount of its Commitment Percentage of any amounts so returned by Agent plus interest at the Federal Funds Effective Rate.

2.14.           Documentation.

Borrower agrees to be bound by the terms of the Letter of Credit Application and by Agent’s interpretations of any Letter of Credit issued for Borrower’s account and by Agent’s written regulations and customary practices relating to letters of credit, though Agent’s interpretations may be different from Borrower’s own.  In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.15.           Determination to Honor Drawing Request.

In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

2.16.           Nature of Participation and Reimbursement Obligations.

Each Lender’s obligation in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrower to reimburse Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.16 under all circumstances, including the following circumstances:

(i)             any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Agent, Borrower or any other Person for any reason whatsoever;

(ii)            the failure of Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.12;

(iii)           any lack of validity or enforceability of any Letter of Credit;

(iv)           any claim of breach of warranty that might be made by Borrower or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross claim, defense or other right which Borrower or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or any Subsidiaries of Borrower and the beneficiary for which any Letter of Credit was procured);

(v)            the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if Agent or any of Agent’s Affiliates has been notified thereof;

(vi)           payment by Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)          the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)         any failure by Agent or any of Agent’s Affiliates to issue any Letter of Credit in the form requested by Borrower, unless Agent has received written notice from Borrower of such failure within three (3) Business Days after Agent shall have furnished Borrower a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)           any Material Adverse Effect on Borrower or any Guarantor;

(x)            any breach of this Agreement or any Other Document by any party thereto;

(xi)           the occurrence or continuance of an insolvency proceeding with respect to Borrower or any Guarantor;

(xii)          the fact that a Default or Event of Default shall have occurred and be continuing;

(xiii)         the fact that the Term shall have expired or this Agreement or the Obligations hereunder shall have been terminated; and

(xiv)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.17.           Indemnity.

In addition to amounts payable as provided in Section 15.5, Borrower hereby agrees to protect, indemnify, pay and save harmless Agent and any of Agent’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Agent or any of Agent’s Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of Agent as determined by a final and non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by Agent or any of Agent’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body (all such acts or omissions herein called “Governmental Acts”).  The foregoing obligations and the indemnifications hereunder shall survive the termination of this Agreement.

2.18.           Liability for Acts and Omissions.

As between Borrower and Agent and Lenders, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the respective foregoing, Agent shall not be responsible for:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Agent, including any governmental acts, and none of the above shall affect or impair, or prevent the vesting of, any of Agent’s rights or powers hereunder.  Nothing in the preceding sentence shall relieve Agent from liability for Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall Agent or Agent’s Affiliates be liable to Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, Agent and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by Agent or  such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Agent or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Agent or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Agent under any resulting liability to Borrower or any Lender.

2.19.           Additional Payments.

Any sums expended by Agent or any Lender due to Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including Borrower’s obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower’s Account as a Revolving Advance and added to the Obligations.

2.20.           Manner of Borrowing and Payment.

(a)           Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders.  The Term Loan shall be advanced according to the Commitment Percentages of Lenders.  Each borrowing of Equipment Loans shall be advanced according to the applicable Commitment Percentages of Lenders.

(b)           Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders.  Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Term Note, shall be made from or to, or applied to that portion of the Term Loan evidenced by the Term Note pro rata according to the Commitment Percentages of Lenders.  Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Equipment Note, shall be applied to that portion of the Equipment Loan evidenced by the Equipment Note pro rata according to the Commitment Percentages of Lenders.  Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

(c)           (i)           Notwithstanding anything to the contrary contained in Sections 2.20(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent.  On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows:  (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

(ii)           Each Lender shall be entitled to earn interest at the applicable Contract Rate on outstanding Advances which it has funded.

(iii)           Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date.  Such certificate of Agent shall be conclusive in the absence of manifest error.

(d)           If any Lender or Participant (a “benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  Each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(e)           Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrower a corresponding amount.  Agent will promptly notify Borrower of its receipt of any such notice from a Lender.  If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent.  A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error.  If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrower; provided, however, that Agent’s right to such recovery shall not prejudice or otherwise adversely affect Borrower’s rights (if any) against such Lender.

2.21.           Mandatory Prepayments.

Subject to Section 4.3 hereof, when any Credit Party sells or otherwise disposes of any Collateral other than Inventory in the Ordinary Course of Business, Borrower shall repay the Advances in an amount equal to the Net Cash Proceeds, such repayments to be made promptly but in no event more than three (3) Business Days following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent.  The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof.  Such repayments shall be applied (i) if the Collateral disposed of is Equipment the purchase of which was financed by an Equipment Loan, (x) first, to the outstanding principal installments of the Equipment Loans in the inverse order of the maturities thereof, (y) second, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and (z) third, to the remaining Advances in such order as Agent may determine, subject to Borrower’s ability to reborrow Revolving Advances in accordance with the terms hereof.

2.22.           Use of Proceeds.

(a)           Borrower shall apply the proceeds of Advances to (i) finance the transaction evidenced by the Acquisition Agreement, (ii) repay existing indebtedness of Borrower, (iii) pay fees and expenses relating to this transaction, (iv) provide for its working capital needs and reimburse drawings under Letters of Credit, and (v) for other general corporate purposes of Borrower.

(b)           Without limiting the generality of Section 2.22(a) above, neither Borrower, the Guarantors nor any other Person which may in the future become party to this Agreement or the Other Documents as Borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of the Trading with the Enemy Act.

2.23.           Defaulting Lender.

(a)           Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrower that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a “Lender Default”), all rights and obligations hereunder of such Lender (a “Defaulting Lender”) as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.23 while such Lender Default remains in effect.

(b)           Advances shall be incurred pro rata from Lenders (the “Non-Defaulting Lenders”) which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default.  Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender (other than any Defaulting Lender) pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees).  Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent.  Agent may hold and, in its discretion, re-lend to Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(c)           A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents.  All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall be deemed not to be a Lender and not to have either Advances outstanding or a Commitment Percentage.

(d)           Other than as expressly set forth in this Section 2.23, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged.  Nothing in this Section 2.23 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e)           In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

ARTICLE III

INTEREST AND FEES

3.1.           Interest.

Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period.  Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and (ii) with respect to the Term Loan and the Equipment Loans, the applicable Term Loan Rate (as applicable, the “Contract Rate”).  Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect.  The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, the Obligations shall bear interest at the applicable Contract Rate plus two (2%) percent per annum (as applicable, the “Default Rate”).

3.2.           Letter of Credit Fees.

(a)           Borrower shall pay (x) to Agent, for the ratable benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by two percent (2.0%) per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each fiscal quarter and on the last day of the Term, and (y) to the Issuer, a fronting fee of one quarter of one percent (0.25%) per annum, together with any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by the Issuer and Borrower in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the “Letter of Credit Fees”).  All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason.  Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer’s prevailing charges for that type of transaction.  All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2%) per annum.

(b)           Following an Event of Default that is continuing or if a Letter of Credit will expire after the Term, Borrower will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, and Borrower hereby irrevocably authorizes Agent, in its discretion, on Borrower’s behalf and in Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrower coming into any Lender’s possession at any time.  Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral.  During the period that an Event of Default is continuing, Borrower may not withdraw amounts credited to any such account except upon the occurrence of all of the following: (x) payment and performance in full of all Obligations, (y) expiration of all Letters of Credit and (z) termination of this Agreement.

3.3.           Closing Fee and Facility Fee.

(a)           Closing Fee.

Upon the execution of this Agreement, Borrower shall pay to Agent for the ratable benefit of Lenders a closing fee of $217,500.

(b)           Facility Fee.

Borrower shall pay to Agent a fee for the ratable benefit of Lenders in an amount equal to one-quarter of one percent (0.25%) per annum multiplied by the amount by which the Maximum Revolving Advance Amount and the maximum amount of the Equipment Loans exceeds the average daily unpaid balance of the Revolving Advances and the Equipment Loans plus the aggregate amount of any outstanding Letters of Credit that are available to be drawn during each calendar quarter.  Such fee shall be payable to Agent in arrears on the first day of each calendar quarter with respect to the previous calendar quarter.

3.4.           Collateral Fees.

(a)           Collateral Evaluation Fee.

Borrower shall pay Agent a collateral evaluation fee equal to $6,250 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term.  The collateral evaluation fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

(b)           Collateral Monitoring Fee.

Borrower shall pay to Agent on the first day of each month following any month in which Agent performs any collateral monitoring - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which monitoring is undertaken by Agent or for Agent’s benefit - a collateral monitoring fee in an amount equal to $850 per day for each person employed to perform such monitoring plus all costs and disbursements incurred by Agent in the performance of such examination or analysis.

3.5.           Computation of Interest and Fees.

Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed.  If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate for Domestic Rate Loans during such extension.

3.6.           Maximum Charges.

In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law.  In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7.           Increased Costs.

(a)           In the event that any Applicable Law, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(i)           subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

(ii)           impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(iii)           impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrower shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate, as the case may be.  Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

(b)           A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender and delivered to Borrowers shall be conclusive absent manifest error, provided that such certificate shall set forth reasonably detailed calculations.

(c)           Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.7 shall not constitute a waiver of such Lender’s right to demand such compensation.

3.8.           Basis For Determining Interest Rate Inadequate or Unfair.

In the event that Agent or any Lender shall have determined that:

(a)           reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

(b)           Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrower prompt written or telephonic notice of such determination.  If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrower shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans.  Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrower shall not have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

3.9.           Capital Adequacy.

(a)           In the event that Agent or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender’s capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrower shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction.  In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods.  The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law or condition.

(b)           A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrower shall be conclusive absent manifest error.

(c)           Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.9 shall not constitute a waiver of such Lender’s right to demand such compensation.

3.10.           Gross Up for Taxes.

If Borrower shall be required by Applicable Law to withhold or deduct any taxes from or in respect of any sum payable under this Agreement or any of the Other Documents to Agent, or any Lender, assignee of any Lender, or Participant (each, individually, a “Payee” and collectively, the “Payees”), (a) the sum payable to such Payee or Payees, as the case may be, shall be increased as may be necessary so that, after making all required withholding or deductions, the applicable Payee or Payees receives an amount equal to the sum it would have received had no such withholding or deductions been made (the “Gross-Up Payment”), (b) Borrower shall make such withholding or deductions, and (c) Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.  Notwithstanding the foregoing, Borrower shall not be obligated to make any portion of the Gross-Up Payment that is attributable to any withholding or deductions that would not have been paid or claimed had the applicable Payee or Payees properly claimed a complete exemption with respect thereto pursuant to Section 3.11 hereof.

3.11.           Withholding Tax Exemption.

(a)           Each Payee that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of Agent, each other Payee) agrees that it will deliver to Borrower and Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under §1.1441-1(c)(16) of the Income Tax Regulations (“Regulations”)) certifying its status (i.e., U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Code.  The term “Withholding Certificate” means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under §1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in §1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person.

(b)           Each Payee required to deliver to Borrower and Agent a valid Withholding Certificate pursuant to Section 3.11(a) hereof shall deliver such valid Withholding Certificate as follows:  (A) each Payee which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by Borrower hereunder for the account of such Payee; (B) each Payee shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless Agent in its sole discretion shall permit such Payee to deliver such Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by Agent).  Each Payee which so delivers a valid Withholding Certificate further undertakes to deliver to Borrower and Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Agent.

(c)           Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax required under Section 3.11(b) hereof, Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under §1.1441-7(b) of the Regulations.  Further, Agent is indemnified under §1.1461-1(e) of the Regulations against any claims and demands of any Payee for the amount of any tax it deducts and withholds in accordance with regulations under §1441 of the Code.

3.12	Survival of Obligations.

Borrower’s obligations and the indemnifications under this Article III shall survive the termination of this Agreement.

ARTICLE IV

COLLATERAL: GENERAL TERMS

4.1.           Security Interest in the Collateral.

To secure the prompt payment and performance to Agent and each Lender of the Obligations, Borrower hereby assigns, pledges and grants (and shall cause each of its Subsidiaries to assign, pledge and grant) to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located.  Borrower shall, and shall cause each of its Subsidiaries to, mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest.  Borrower shall promptly provide Agent with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s).  Upon delivery of each such notice, Borrower shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.

4.2.           Perfection of Security Interest.

Borrower shall (and shall cause each of its Subsidiaries to) take, or cause to be taken, any and all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining Lien Waiver Agreements, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code or other Applicable Law.

 Agent is hereby authorized to file financing statements in accordance with the Uniform Commercial Code as adopted in the State of New York from time to time.  By its signature hereto, Borrower hereby authorizes Agent to file against Borrower, one or more financing continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein and which may describe the Collateral as “all assets” or “all personal property”).  All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower’s Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent’s option, shall be paid to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.

4.3.           Disposition of Collateral.

(a)           Borrower shall (and cause each of its Subsidiaries to) reasonably safeguard and protect all Collateral for Agent’s general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the Ordinary Course of Business and (b) the disposition or transfer of obsolete and worn-out Equipment in the Ordinary Course of Business during any fiscal year having an aggregate fair market value, based upon Agent’s reasonable estimation), of not more than $500,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent’s first priority security interest or (ii) the proceeds of which are remitted to Agent to be applied pursuant to Section 2.21.

(b)           No fees or charges shall apply to such prepayments other than those set forth in Section 13.1.

4.4.           Preservation of Collateral.

Following the occurrence of a Default or Event of Default that is continuing in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any Credit Party’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Credit Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of any Credit Party’s owned or leased property.  Each Credit Party shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct.  All of Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower’s Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

4.5.           Ownership of Collateral.

(a)           With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest:  (i) a Credit Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (ii) each document and agreement executed by a Credit Party or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (iii) all signatures and endorsements of a Credit Party that appear on such documents and agreements shall be genuine and such Credit Party shall have full capacity to execute same; and (iv) the Credit Party’s Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the Ordinary Course of Business and Equipment to the extent permitted in Section 4.3 hereof.

(b)           (i)           As of the Closing Date, there is no location at which Borrower has any Inventory (except for Inventory in transit) or other Collateral other than those locations listed on Schedule 4.5; (ii) Schedule 4.5 hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of Borrower is stored and each warehouseman, bailee or other third party in possession of any of Borrower’s Inventory or Equipment; (iii) Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of Borrower and (B) the chief executive office of Borrower; and (iv) Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by Borrower, identifying which properties are owned and which are leased, together with the names and addresses of any landlords.

4.6.           Defense of Agent’s and Lenders’ Interests.

Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect.  During such period Borrower shall not (and shall not permit any of its Subsidiaries to), without Agent’s prior written consent, pledge, sell (except Inventory in the Ordinary Course of Business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral.  Borrower shall (and shall cause each of its Subsidiaries to) defend Agent’s interests in the Collateral against any and all Persons whatsoever.  At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including, without limitation:  labels, stationery, documents, instruments and advertising materials.  If Agent exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent.  In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law.  Borrower shall (and shall cause each of its Subsidiaries to), and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into a Credit Party’s possession, they, and each of them, shall be held by such Credit Party in trust as Agent’s trustee, and such Credit Party will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.7.           Books and Records.

Borrower shall (and shall cause each of its Subsidiaries to) (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs which books and records shall be kept at Borrower’s principal place of business or make such accessible to Agent at Borrower’s principal place of business; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including, without limitation, by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business.  All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

4.8.           Financial Disclosure.

Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of Borrower’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such accountants may have concerning any Credit Party’s financial status and business operations.  Borrower hereby authorizes all Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to Borrower or any of its Subsidiaries, whether made by Borrower or any such Subsidiary or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from Borrower prior to obtaining such information or materials from such accountants or Governmental Bodies.

4.9.           Compliance with Laws.

Borrower shall (and shall cause each of its Subsidiaries to) comply in all material respects with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of any Credit Party’s business the non-compliance with which would have a Material Adverse Effect.  The Credit Parties may, however, contest or dispute any acts, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent’s Lien on or security interest in the Collateral.  The Collateral, at all times, shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

4.10.           Inspection of Premises; Appraisals.

At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from the Credit Parties’ books, records, audits, correspondence and all other papers relating to the Collateral and the operation of the Credit Parties’ business.  Agent, any Lender and their agents may enter upon any of the Credit Parties’ premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of the Credit Parties’ business and discussing the affairs, finances and business of the Credit Parties with any officers and directors of any Credit Party or with the Accountants.  At the sole cost of Borrower, Agent will conduct no more than four field examinations per year in the absence of a Default.  If an Event of Default exists Agent may conduct appraisals (whether real estate appraisals, appraisals of Inventory or appraisals of Equipment) at Borrower’s expense.

4.11.           Insurance.

The assets and properties of the Credit Parties at all times shall be maintained in accordance with the material requirements (unless failure to comply with a non-material requirement would result in the cancellation of the insurance) of all insurance carriers which provide insurance with respect to the assets and properties of the Credit Parties so that such insurance shall remain in full force and effect.  The Credit Parties shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral.  At the Credit Parties’ own cost and expense in amounts and with carriers acceptable to Agent, the Credit Parties shall (a) keep all its insurable properties and properties in which the Credit Parties have an interest (including leased premises) insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Credit Parties’ including, without limitation, business interruption insurance; (b) maintain a bond or insurance policy in such amounts as is customary in the case of companies engaged in businesses similar to the Credit Parties insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of any Credit Parties either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Credit Parties is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and

(ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a lender loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent or the applicable Credit Party, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least twenty (20) days’ prior written notice is given to Agent. Without limiting the foregoing, Borrower shall, and shall cause each of its Subsidiaries to, maintain insurance of such type and in such amounts as may be required by Applicable Law.  In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the Credit Parties to make payment for such loss to Agent and not to the Credit Parties and Agent jointly.  If any insurance losses are paid by check, draft or other instrument payable to the Credit Parties and Agent jointly, Agent may endorse the Credit Parties’ name thereon and do such other things as Agent may deem advisable to reduce the same to cash.  If any payment for such loss is made to the Credit Parties and not Agent, the Credit Parties shall turn over such payment to Agent.  Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above, provided, however, the applicable Credit Party shall have six (6) months from the date of the loss to adjust and compromise such claims prior to such authorization for any such claim.  All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its reasonable discretion shall determine.  Any surplus shall be paid by Agent to the Credit Parties or applied as may be otherwise required by law.  Any deficiency thereon shall be paid by the Credit Parties to Agent, on demand.  Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Borrower insurance proceeds received by Agent during any calendar year under insurance policies procured and maintained by Borrower which insure Credit Parties’ insurable properties to the extent such insurance proceeds do not exceed $250,000 in the aggregate during such calendar year or $250,000 per occurrence.  In the event the amount of insurance proceeds received by Agent for any occurrence exceeds $250,000, then Agent shall not be obligated to remit the insurance proceeds to Borrower unless Borrower shall provide Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by the applicable Credit Party to repair, replace or restore the insured property which was the subject of the insurable loss.  In the event the Credit Parties have previously received (or, after giving effect to any proposed remittance by Agent to Borrower would receive) insurance proceeds which equal or exceed $25,000 in the aggregate during any calendar year, then Agent may, in its sole discretion, either remit the insurance proceeds to Borrower upon Borrower providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by the applicable Credit Party to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid.  The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) No Event of Default or Default shall then have occurred, and (y) the applicable Credit Party shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose.

4.12.           Failure to Pay Insurance.

If any Credit Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of Borrower, and charge Borrower’s Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

4.13.           Payment of Taxes.

Each Credit Party will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, except for such taxes, assessments and other Charges contested in good faith provided that adequate reserves are maintained for such amounts provided, nevertheless, that in no event shall such amount exceed $75,000 at any one time.  If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Credit Party and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent’s or any Lender’s opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to any Credit Party pay the taxes, assessments or other Charges and Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof.  The amount of any payment by Agent under this Section 4.13 shall be charged to Borrower’s Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations and, until Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower’s credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.

4.14.           Payment of Leasehold Obligations.

Borrower shall (and shall cause each of its Subsidiaries to) at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent’s request will provide evidence of having done so.

4.15.           Receivables.

(a)           Nature of Receivables.

Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of the applicable Credit Party, or work, labor or services theretofore rendered by the applicable Credit Party as of the date each Receivable is created.  Same shall be due and owing in accordance with the applicable Credit Party’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Agent.  The Acceptable Unbilled Amounts shall relate to work done, Inventory sold or services rendered which would constitute Eligible Receivables but for the fact that the amount in question has not yet been billed.

(b)           Solvency of Customers.

Each Customer, to the best of each Credit Party’s reasonable knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of Borrower who are not solvent Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c)           Location of Borrower.

Borrower’s chief executive office is located at the address set forth on Schedule 4.5.  Until written notice is given to Agent by Borrower of any other office at which Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d)           Collection of Receivables.

Until Borrower’s authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default that has not been waived or cured or when Agent in its sole discretion deems it to be in Lenders’ best interest to do so), Borrower will, at Borrower’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with Borrower’s funds or use the same except to pay Obligations.  Borrower shall deposit in the Blocked Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

(e)           Notification of Assignment of Receivables.

At any time following the occurrence of an Event of Default or a Default that is continuing, that has not been waived or cured, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral.  Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both.  Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone and facsimile, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower’s Account and added to the Obligations.

(f)           Power of Agent to Act on Borrower’s Behalf.

Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.  Borrower hereby constitutes Agent or Agent’s designee as Borrower’s attorney with power (i) to endorse Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign Borrower’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign Borrower’s name on all documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of Borrower’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign Borrower’s name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign Borrower’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement.  All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.  Agent shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to Borrower.

(g)           No Liability.

Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.  Following the occurrence of an Event of Default or Default Agent may, without notice or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof.  Agent is authorized and empowered to accept following the occurrence of an Event of Default or Default that is continuing, the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower’s liability hereunder.

(h)           Establishment of a Cash Management System.

Except as otherwise provided in this Agreement, all proceeds of Collateral shall be deposited by each Credit Party into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be selected by Borrower and be acceptable to Agent or (ii) depository accounts (“Depository Accounts”) established at Agent for the deposit of such proceeds.  Each Credit Party, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Agent directing such Blocked Account Bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) of Agent.  All funds deposited in such Blocked Accounts shall immediately become the property of Agent and each Credit Party shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited.  Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder.  All deposit accounts and investment accounts of Borrower and its Subsidiaries are set forth on Schedule 4.15(h) .  Notwithstanding the foregoing, deposit account control agreements are not required for accounts of Safety & Ecology Holdings Corporation, Safety and Ecology Corporation or SEC Federal Services Corporation provided all such accounts must be closed within forty-five (45) days of the Closing Date.

(i)           Adjustments.

No Credit Party will permit, without Agent’s consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of the Credit Parties.

4.16.           Inventory.

To the extent Inventory held for sale or lease has been produced by a Credit Party, it has been and will be produced by such Credit Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.17.           Maintenance of Equipment.

The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved.  Borrower will not, and will not permit any Credit Party to, use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.  Borrower and the other Credit Parties shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

4.18.           Exculpation of Liability.

Nothing herein contained shall be construed to constitute Agent or any Lender as agent for any Credit Party for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof.  Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any Credit Party’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Credit Party of any of the terms and conditions thereof.

4.19.           Environmental Matters.

(a)           Except as disclosed on Schedule 5.7, Borrower shall, and shall cause each other Credit Party to, ensure that the Real Property owned or leased by Borrower remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as permitted by Applicable Law or appropriate governmental authorities or other than where such failure to comply would have a Material Adverse Effect.

(b)           Borrower shall, and shall cause each of the other Credit Parties to, establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance, the failure of which would have a Material Adverse Effect.

(c)           Borrower shall, and shall cause each of the other Credit Parties to, (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws the failure of which would have a Material Adverse Effect.  Borrower shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by any Credit Party in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

(d)           In the event any Credit Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Credit Party’s interest therein (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person other than that would have Material Adverse Effect, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the “Authority”), then Borrower shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which Borrower or any other Credit Party is aware giving rise to the Hazardous Discharge or Environmental Complaint.  Such information is to be provided to allow Agent to protect its security interest in and Lien on the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(e)           Borrower shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility that could have a Material Adverse Effect with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Credit Party to dispose of Hazardous Substances and shall continue to forward copies of correspondence between such Credit Party and the Authority regarding such claims to Agent until the claim is settled.  Borrower shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Credit Party is required to file under any Environmental Laws.  Such information is to be provided solely to allow Agent to protect Agent’s security interest in and Lien on the Real Property and the Collateral.

(f)           Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint that could have a Material Adverse Effect and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien.  If any Credit Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Credit Party shall fail to comply with any of the requirements of any Environmental Laws that could have a Material Adverse Effect, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in the Collateral:  (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint.  All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and Borrower.

(g)           Promptly upon the written request of Agent from time to time, Borrower shall provide Agent, at Borrower’s expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent upon the occurrence of a Material Adverse Effect, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property.  Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent.  If such estimates, individually or in the aggregate, exceed $100,000 (other than estimates previously disclosed to Agent), Agent shall have the right to require Borrower or any other Credit Party, as applicable, to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

(h)           Borrower shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender.  Borrower’s obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances.  Borrower’s obligation and the indemnifications hereunder shall survive the termination of this Agreement.

(i)           For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrower’s right, title and interest in and to its owned and leased premises.

4.20.           Financing Statements.

Except as respects the financing statements filed by Agent and the financing statements relating to Permitted Encumbrances or described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

4.21.	Voting Rights in Respect of Subsidiary Stock Pledged to Agent.

(a)           So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, Borrower may exercise any and all voting and other consensual rights pertaining to the Subsidiary Stock of Borrower pledged to Agent or any part thereof for any purpose not inconsistent with the terms of this Agreement; and

(b)           Upon the occurrence and during the continuance of an Event of Default and following written notice by Agent, all rights of Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (a) of this Section shall cease and all such rights shall thereupon become vested in Agent which shall then have the sole right to exercise such voting and other consensual rights.

4.22.           Dividend and Distribution Rights in Respect of Subsidiary Shares Pledged to Agent.

(a)           So long as no Event of Default shall have occurred and be continuing, Borrower may receive and retain any and all dividends (other than stock or ownership interest dividends and other dividends constituting Subsidiary Stock pledged to Agent which are addressed herein), distributions or interest paid in respect of the Subsidiary Stock pledged to Agent to the extent they are allowed under this Agreement.

(b)           Upon the occurrence and during the continuation of an Event of Default:

(A)           all rights of Borrower to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (a) of this Section shall cease and all such rights shall thereupon be vested in Agent which shall then have the sole right to receive and hold as Subsidiary Stock such dividends, distributions and interest payments; and

(B)           all dividends, distributions and interest payments which are received by Borrower contrary to the provisions of clause (A) of this paragraph (b) shall be received in trust for the benefit of Agent, shall be segregated from other property or funds of Borrower, and shall be forthwith paid over to Agent as Subsidiary Stock in the exact form received, to be held by Agent as Subsidiary Stock and as further collateral security for the Obligations.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1.           Authority.

Each Credit Party has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder, in each case to the extent that such Person is a party thereto.  This Agreement and the Other Documents have been duly executed and delivered by each Credit Party, and this Agreement and the Other Documents constitute the legal, valid and binding obligation of such Credit Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium, fraudulent transfer or conveyance or similar laws affecting creditors’ rights generally and limits imposed by equitable principles.  The execution, delivery and performance of this Agreement and of the Other Documents by each Credit Party (a) are within such Credit Party’s corporate powers, have been duly authorized by all necessary corporate action, are not in contravention of law or the terms of such Credit Party’s by-laws, certificate of incorporation or other applicable documents relating to each Credit Party’s formation or to the conduct of such Credit Party’s business or of any material agreement or undertaking to which such Credit Party is a party or by which such Credit Party is bound,

 (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of any Credit Party under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Credit Party is a party or by which it or its property is a party or by which it may be bound.

5.2.           Formation and Qualification.

(a)           Each Credit Party is duly incorporated and in good standing under the laws of the state indicated on Schedule 5.2(a) and is qualified to do business and is in good standing in the states indicated on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Credit Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect.  Each Credit Party has delivered to Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

(b)           As of the Closing Date, the only Subsidiaries of Borrower are listed on Schedule 5.2(b).  As of the Closing Date, the Persons identified on Schedule 5.2(b) are the record and beneficial owners of all of the shares of Capital Stock of each of the Subsidiaries of Borrower listed on Schedule 5.2(b) as being owned by thereby, there are no proxies, irrevocable or otherwise, with respect to such shares other than as set forth on Schedule 5.2(b), and, except as set forth on Schedule 5.2(b) no equity securities of any of such Persons are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any Capital Stock of any such Person, and there are no contracts, commitments, understandings or arrangements by which any such Person is or may become bound to issue additional shares of its Capital Stock or securities convertible into or exchangeable for such shares.  All of the shares owned by Borrower are owned free and clear of any Liens other than Permitted Encumbrances.

5.3.           Survival of Representations and Warranties.

All representations and warranties of Borrower contained in this Agreement and the Other Documents shall be true at the time of Borrower’s execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4.           Tax Returns.

Each Credit Party’s federal tax identification number is set forth on Schedule 5.4.  Each Credit Party has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable other than those contested in good faith for which reserves have been established except as disclosed on Schedule 5.4.  The provision for taxes on the books of the Credit Parties is adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.5.           Financial Statements.

(a)           The pro forma consolidated balance sheet of Borrower (the “Pro Forma Balance Sheet”) furnished to Agent prior to the Closing Date reflects the consummation of the transactions contemplated by the Acquisition Agreement and under this Agreement (collectively, the “Transactions”) and is accurate, complete and correct and fairly reflects the consolidated financial condition of Borrower as of such date, and has been prepared in accordance with GAAP, consistently applied.  The Pro Forma Balance Sheet has been certified that it fairly reflects the consolidated financial condition of Borrower in all material respects by the President and Chief Financial Officer of Borrower.  All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

(b)           The twelve-month consolidated cash flow projections of Borrower and its projected balance sheets as of the Closing Date (and income statements), copies of which are annexed hereto as Exhibit 5.5(b) (the “Projections”) were prepared by the Chief Financial Officer of Borrower, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrower’s judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.  The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the “Pro Forma Financial Statements”.

(c)           The consolidated and consolidating balance sheets of Borrower, its Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of August 31, 2011, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur) and present fairly the financial position of Borrower and its Subsidiaries at such date and the results of their operations for such period; provided however, that the Credit Parties to be acquired in the Transactions are not included in Borrower’s consolidated financial statements.  Separate consolidated financial statements for the Credit Parties to be acquired in the Transactions as of August 31, 2011 have been provided to Agent.  Since August 31, 2011 there has been no change in the condition, financial or otherwise, of Borrower or its Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrower and its Subsidiaries, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse or has had a Material Adverse Effect and changes to the Credit Parties to be acquired in the Transactions.

5.6.           Entity Name and Locations.

Borrower has not been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

5.7.           O.S.H.A. and Environmental Compliance.

(a)           Except as disclosed on Schedule 5.7, each Credit Party has duly complied with, and its operating facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws, the failure of which would have a Material Adverse Effect and all judgments, decrees and other enforcement orders and directives relating thereto; there have been no outstanding citations, notices or orders of non-compliance issued to any Credit Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations that could have a Material Adverse Effect; provided however, that the representatives and warranties contained in this Section 5.7(a) as to the Credit Parties to be acquired in the Transactions are made only to Borrower’s knowledge.

(b)           Except as disclosed on Schedule 5.7, each Credit Party has been issued for the conduct of its business and activities all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws, each of which is in effect, the failure of which could have a Material Adverse Effect.

(c)           Except as disclosed on Schedule 5.7, there are no facts which suggest, and (i) there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Substances at, upon, under or within any Real Property or any premises leased by Borrower that could have a Material Adverse Effect; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by Borrower; (iii) neither the Real Property nor any premises leased by Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by Borrower that would have a Material Adverse Effect, excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or of its tenants.

5.8.           Solvency; No Litigation, Violation, Indebtedness or Default.

(a)           Borrower, on a consolidated basis, is now and, after giving effect to the Transactions will be, solvent, able to pay its debts as they mature, has and, after giving effect to the Transactions, will have, capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, on a consolidated basis, calculated on a going concern basis, is in excess of the amount of Borrowers’ and its Subsidiaries’ liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

(b)           Except as disclosed on Schedule 5.8(b), no Credit Party has (and as to the Credit Parties to be acquired in the Transactions, to Borrower’s knowledge, have) any (i) pending or threatened litigation, arbitration, actions or proceedings that could have a Material Adverse Effect, and (ii) liabilities or indebtedness for borrowed money other than the Obligations.

(c)           Except as disclosed on Schedule 5.8(c), no Credit Party is (and as to the Credit Parties to be acquired in the Transactions, to Borrower’s knowledge, are) in violation of any applicable statute, law, rule, regulation or ordinance in any respect which would have a Material Adverse Effect, nor is any Credit Party (and as to a Credit Party to be acquired in the Transactions to Borrower’s knowledge are) in violation of any order of any court, Governmental Body or arbitration board or tribunal that could have a Material Adverse Effect.

(d)           Neither Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than as of the Closing Date, those listed on Schedule 5.8(d) hereto and thereafter, as permitted under this Agreement.  Except as set forth on Schedule 5.8(d), to Borrower’s knowledge, (i) no Plan has incurred any “accumulated funding deficiency,” as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code; (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; (vi) neither Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vii) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability;

 (viii) neither Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (ix) Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan; (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period has not been waived; (xi) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group; (xii) neither Borrower nor any member of the Controlled Group maintains or contributes to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (xiii) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980; and (xiv) no Plan fiduciary (as defined in Section 3(21) of ERISA) has any material liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.

5.9.           Patents, Trademarks, Copyrights and Licenses.

All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by each Credit Party are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate Governmental Bodies and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design rights, tradename, trade secret or license and Borrower is not aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto.  Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design rights, copyright, copyright application and copyright license owned or held by each Credit Party and all trade secrets used by each Credit Party consist of original material or property developed by such Credit Party or was lawfully acquired by such Credit Party from the proper and lawful owner thereof.  Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.  With respect to all software used by any Credit Party, such Credit Party is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

5.10.           Licenses and Permits.

Except as set forth on Schedule 5.10, each Credit Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

5.11.           Default of Indebtedness.

No Credit Party is in default in the payment of the principal of or interest on any Indebtedness for borrowed money (exclusive of trade debt) or under any instrument or agreement under or subject to which any Indebtedness for borrowed money (exclusive of trade debt) has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder, the effect of which would have a Material Adverse Effect.

5.12.           No Default.

No Credit Party is in default in the payment or performance of any of its contractual obligations and no Default has occurred that would have a Material Adverse Effect other than as set forth on Schedule 5.12.

5.13.           No Burdensome Restrictions.

No Credit Party is party to any contract or agreement the performance of which would have a Material Adverse Effect, other than as set forth on Schedule 5.28.  Borrower has heretofore delivered to Agent true and complete copies of all material contracts to which it is a party or to which it or any of its properties is subject.  Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.14.           No Labor Disputes.

No Credit Party is involved in any labor dispute; there are no strikes or walkouts or union organization of such Credit Party’s employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

5.15.           Margin Regulations.

No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.  No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16.           Investment Company Act.

No Credit Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.17.           Disclosure.

No representation or warranty made by any Credit Party in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading that could have a Material Adverse Effect.  There is no fact known to any Credit Party or which reasonably should be known to any Credit Party that any Credit Party has not disclosed to Agent in writing with respect to the Transactions which could reasonably be expected to have a Material Adverse Effect.

5.18.           Delivery of Acquisition Agreement.

Agent has received complete copies of the Acquisition Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.  None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

5.19.           Swaps.

No Credit Party is a party to, nor will it be a party to, any swap agreement whereby such Credit Party has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

5.20.           Conflicting Agreements.

No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Credit Party or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

5.21.           Application of Certain Laws and Regulations.

No Credit Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.22.           Business and Property of Borrower.

Upon and after the Closing Date, no Credit Party proposes to engage in any business other than providing treatment, storage, and disposal facility services and on-site remediation, upgrades  and nuclear services in compliance with applicable Environmental Laws; consulting services with respect to toxic, radioactive and Hazardous Waste; nuclear energy design, build, refurbishment and operational support services; instrumentation and measurement technologies; and activities that are necessary to conduct the foregoing.  On the Closing Date, each Credit Party will own or have the right to use all the Property and possess all of the rights and Consents necessary for the conduct of its business.

5.23.           Section 20 Subsidiaries.

No Credit Party intends to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

5.24.           Anti-Terrorism Laws.

(a)           General.  Neither Borrower nor any Affiliate of Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)           Executive Order No. 13224.  Neither Borrower nor any Affiliate of Borrower or their respective agents acting or benefiting in any capacity in connection with the Advances or other transactions hereunder, is any of the following (each a “Blocked Person”):

    (i)           a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii)           a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii)           a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)           a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v)           a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi)           a Person or entity who is affiliated or associated with a Person or entity listed above.

Neither Borrower or to the knowledge of Borrower, any of its agents acting in any capacity in connection with the Advances or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

5.25.           Trading with the Enemy.

Borrower has not engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.

5.26.           Commercial Tort Claims.

Borrower does not have any known commercial tort claims as of the Closing Date that would have a Material Adverse Effect.

5.27.           Partnership and Limited Liability Company Interests.

Except as previously disclosed in writing to Agent, none of the Subsidiary Stock consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the Uniform Commercial Code, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a “security” or a “financial asset” as such terms are defined in Article 8 of the Uniform Commercial Code.

5.28.           Material Contracts.

Set forth on Schedule 5.28, as updated from time to time, is a complete and accurate list of all Material Contracts of Borrower and its Subsidiaries.  All of the Material Contracts are in full force and effect, and no material defaults currently exist thereunder which would have a Material Adverse Effect other than as set forth on Schedule 5.28.

5.29.           Future Subsidiaries.

Promptly upon any Person becoming a direct or indirect Subsidiary of Borrower (other than with respect to joint ventures and limited liability companies not wholly owned by Borrower), Borrower shall promptly provide written notice thereof to Agent, setting forth with specificity a description of the proposed locations, business and property of such Subsidiary and of all material real and personal property owned and leased by it.  Borrower shall also promptly cause such Subsidiary holding any capital stock of such Subsidiary to execute and deliver to Agent a Secured Subsidiaries Guaranty, together with such financing statements and other documents as shall in the reasonable opinion of the Agent be necessary or advisable in order that Agent receive valid and perfect first-priority Liens in all of the ownership interests and (subject to Permitted Encumbrances) substantially all of the property (including, without limitation, leasehold interests) of such Subsidiary, together with certificates representing all of the ownership interests of such Subsidiary, accompanied by appropriate instruments of transfer duly executed in blank.  Borrower or such Subsidiary shall also deliver one or more opinions of counsel to the Borrower or such Subsidiary (including opinions of local counsel) covering such legal matters with respect to such agreements and other instruments and documents as the Agent may reasonably request.  All of such agreements, instruments, opinions and documents shall be reasonably satisfactory in form and substance in all respects to counsel to the Agent.

ARTICLE VI

AFFIRMATIVE COVENANTS

Borrower shall, and shall cause each of its Subsidiaries to, until payment in full of the Obligations and termination of this Agreement:

6.1.           Payment of Fees.

Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h).  Agent may, without making demand, charge Borrower’s Account for all such fees and expenses.

6.2.           Conduct of Business and Maintenance of Existence and Assets.

(a)           Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could have a Material Adverse Effect.

6.3.           Violations.

Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Credit Party which could reasonably be expected to have a Material Adverse Effect.

6.4.           Government Receivables.

Take all steps necessary to protect Agent’s interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code and all other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Credit Party and the United States, any state or any department, agency or instrumentality of any of them.

6.5.           Financial Covenants.

(a)           Tangible Adjusted Net Worth.

Maintain at all times a Tangible Adjusted Net Worth in an amount not less than $30,000,000.

(b)           Fixed Charge Coverage Ratio.

Cause to be maintained a Fixed Charge Coverage Ratio of not less than 1.25 to 1.0 for the four quarter period ending as of the end of each fiscal quarter of Borrower, as determined on a consolidated basis, commencing with the quarter ending December 31, 2011.  For purposes of calculating the Fixed Charge Coverage Ratio the calculation of the Senior Debt Payments for (i) the quarter ending December 31, 2011 shall be limited to the Senior Debt Payments for the one quarter period ending December 31, 2011 annualized; (ii) the quarter ending March 31, 2012 shall be limited to the Senior Debt Payments for the two quarter period ending March 31, 2012 annualized; and (iii) the quarter ending June 30, 2012 shall be limited to the Senior Debt Payments for the three quarter period ending June 30, 2012 annualized.

6.6.           Execution of Supplemental Instruments.

Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

6.7.           Payment of Indebtedness.

Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so would have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested.

6.8.           Standards of Financial Statements.

Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12 and 9.13 as to which GAAP is applicable to fairly represent in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

6.9.           Exercise of Rights.

In Borrower’s sole discretion, enforce all of its rights under the Acquisition Agreement including, but not limited to, all indemnification rights and pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights.

6.10.           Real Property.

If any Credit Party shall acquire at any time or times hereafter any fee simple interest and title in real property with a value in excess of $1,000,000, then within ninety (90) days of the acquisition thereof such Credit Party shall execute and deliver to Agent, as additional security and Collateral for the Obligations, deeds of trust, security deeds, mortgages or other collateral assignments reasonably satisfactory in form and substance to Agent and its counsel (herein collectively referred to as “New Mortgages”) covering such real property.  The New Mortgages shall be duly recorded (at Borrower’s expense) in each office where such recording is required to constitute a valid lien on the real property covered thereby.  In respect of any New Mortgage, Borrower shall deliver to Agent, at Borrower’s expense, mortgagee title insurance policies issued by a title insurance company reasonably satisfactory to Agent, which policies shall be in form and substance reasonably satisfactory to Agent and shall insure a valid lien in favor of Agent on the property covered thereby, subject only to Permitted Encumbrances and those other exceptions reasonably acceptable to Agent and its counsel.  Borrower shall also deliver to Agent such other usual and customary documents, including, without limitation, ALTA surveys of the real property described in the New Mortgages, as Agent and its counsel may reasonably request relating to the real property subject to the New Mortgages.

6.11.           Inactive Subsidiaries.

To the extent a Subsidiary that is inactive as of the Closing Date subsequently becomes actively engaged in business then Borrower shall cause such Subsidiary to become a Guarantor.

ARTICLE VII

NEGATIVE COVENANTS

Borrower shall not, and shall not permit any other Credit Party to, until satisfaction in full of the Obligations and termination of this Agreement:

7.1           Merger, Consolidation, Acquisition and Sale of Assets.

(a)           Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it, except with the express written consent of Agent and (i) among Credit Parties and (ii) as may be permitted under Section 7.4.

(b)           Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) dispositions of Inventory and Equipment to the extent expressly permitted by Section 4.3 and (ii) any other sales or dispositions expressly permitted by this Agreement.

7.2.           Creation of Liens.

Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

7.3.           Guarantees.

Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b) guarantees made in the Ordinary Course of Business up to an aggregate amount of $1,000,000, (c) the endorsement of checks in the Ordinary Course of Business, and (d) guarantees of any Credit Party for another Credit Party.

7.4           Investments.

Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, or make other investments except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than one hundred eighty (180) days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers’ acceptances having maturities of not more than one hundred eighty (180) days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, (e) investments in respect of Interest Rate Hedges, (f) extensions of trade credit in the Ordinary Course of Business, (g) loan and advances to officers and employees made in compliance with Section 7.5, (h) advances, loans or extensions of credit between Borrower and any Credit Party made in compliance with Section 7.5, (i) as set forth on Schedule 7.4, (j) the stock of any Credit Party, (k) as allowed under Section 7.1, (l) by and among Credit Parties to other Credit Parties, and (m) notwithstanding any other limitation of this Section, an aggregate amount not to exceed the greater of $100,000 per year.  Notwithstanding the foregoing, Borrower shall deposit all proceeds of issuances of equity and Indebtedness into the Investment Account and pledged as Collateral.  Property in the Investment Account may be invested at Borrower’s direction so long as no Event of Default exists; provided that no such Property shall be invested outside of Agent and its Affiliates at any time when there is an outstanding balance under the Revolving Credit Facility.

7.5.           Loans.

Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the Ordinary Course of Business, (b) loans to its employees in the Ordinary Course of Business not to exceed the aggregate amount of $1,000,000 at any time outstanding, (c) advances, loans or extensions of credit between and among the Credit Parties or Borrower and any of the Credit Parties and (d) other than as set forth on Schedule 7.5.

7.6.           Capital Expenditures.

Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount in excess of $6,000,000.

7.7.           Dividends.

(a)           Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower except as set forth on Schedule 7.7.

7.8.           Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of:

(a)           Indebtedness to Lenders under this Agreement and the Other Documents;

(b)           Indebtedness incurred for Capital Expenditures permitted under Section 7.6 hereof;

(c)           Permitted Purchase Money Indebtedness;

(d)           Indebtedness described on Schedule 7.8 and any refinancings of such Indebtedness, provided that the aggregate principal amount of such Indebtedness is not increased, the scheduled maturity dates of such Indebtedness are not shortened and such refinancing is on terms and conditions no more restrictive than the terms and conditions of the Indebtedness being refinanced;

(e)          Indebtedness under any Interest Rate Hedge;

(f)          Indebtedness not otherwise permitted hereunder in an amount not to exceed $1,500,000 outstanding at any one time;

(g)          Indebtedness assumed by a Credit Party in connection with Section 7.1 or Section 7.14;

(h)          Indebtedness resulting from a judgment having been rendered against a Credit Party for which reserves have been established; and

(i)          Indebtedness with respect to guarantees permitted by Section 7.3.

7.9.           Nature of Business.

Substantially change the nature of the business in which it will be engaged in after the completion of the Transactions, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted after completion of the Transactions.

7.10.         Transactions with Affiliates.

Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, make any payment to, or enter into any transaction or arrangement with, or otherwise deal with, any Affiliate, except transactions (i) disclosed on Schedule 7.10 or (ii) disclosed to Agent, which are in the Ordinary Course of Business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate; (iii) constituting the payment of reasonable compensation (including indemnity and expense reimbursement obligations to officers and employees for services actually rendered; (iv) constituting payments of management fees and transactions among the Credit Parties to the extent not otherwise prohibited by this Agreement; (v) constituting the payment of customary directors’ fees, indemnities and reimbursement obligations.

7.11.         Leases.

Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $1,000,000 in any one fiscal year in the aggregate for Borrower and any other Credit Party.

7.12.         Subsidiaries.

(a)           Form any Subsidiary unless (i) such Subsidiary is a Domestic Subsidiary, (ii) such Subsidiary expressly joins in this Agreement as a Credit Party and executes a joinder and joins the Secured Subsidiaries Guaranty and under any other agreement between any Credit Party and Lenders and (iii) Agent shall have received all documents, including, without limitation, legal opinions and appraisals it may reasonably require in connection therewith, except as described on Schedule 7.12(a).

(b)           Enter into any partnership, joint venture or similar arrangement, except as described on Schedule 7.12(b) and which will be disclosed to Agent on a quarterly basis.

7.13.         Fiscal Year and Accounting Changes.

Change its fiscal year from December 31 or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law, except for the fiscal year of those Subsidiaries to be acquired in the Transactions, which will be changed to December 31.

7.14.         Pledge of Credit.

Now or hereafter pledge Agent’s or any Lender’s credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower’s business as conducted on the date of this Agreement.

7.15.         Amendment of Organizational Documents.

Amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws or other organizational documents or adopt any resolution which would have a Material Adverse Effect.

7.16.         Compliance with ERISA.

(i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d) or any other Plan for which Agent has provided its prior written consent, (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any “accumulated funding deficiency”, as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of Borrower or any member of the Controlled Group or the imposition of a lien on the property of Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

7.17.         Prepayment of Indebtedness.

At any time, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the prepayment or redemption of any Indebtedness for borrowed money (other than Indebtedness owed to the Lender under this Agreement or the Other Documents).

7.18.         Anti-Terrorism Laws.

Borrower shall not, until satisfaction in full of the Obligations and termination of this Agreement, nor shall it permit any Affiliate or agent to:

(a)           Conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person.

(b)           Deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

(c)           Engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Law.  Borrower shall deliver to Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming Borrower’s compliance with this Section.

7.19.         Trading with the Enemy Act.

Engage in any business or activity in violation of the Trading with the Enemy Act.

7.20.         Other Agreements.

Enter into any material amendment, waiver or modification that would have a Material Adverse Effect without prior notice to Agent of (a) the Acquisition Agreement or (b) any Material Contract other than with respect to the Material Contracts identified on Schedule 5.28.

7.21.          Additional Negative Pledges.

Create or otherwise cause or suffer to exist or become effective, directly or indirectly, unless otherwise permitted under this Agreement, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of Agent and the Lenders) on the creation or existence of any Lien upon the assets of Borrower or any Guarantor, other than Permitted Encumbrances, (ii) any contractual obligation which may restrict or inhibit Agent’s rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

7.22.         Additional Bank Accounts.

Open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than (a) the accounts set forth on Schedule 4.15(h), each of which shall be subject to a blocked account arrangement with the depository institution, except to the extent otherwise determined by Agent (b) deposit accounts established after the Closing Date that are subject to a blocked account arrangement with the depository institution in form and substance satisfactory to Agent, (c) other deposit accounts established after the Closing Date solely as payroll and other zero balance accounts and (d) other deposit accounts established after the Closing Date, so long as at any time the balance in any such account does not exceed $10,000 and the aggregate balance in all such accounts does not exceed $50,000.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1.           Conditions to Initial Advances.

The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent/Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a)           Loan Documents.

Agent shall have received the Agreement, the Notes and each Other Documents duly executed and delivered by an authorized officer of Borrower;

(b)           Filings, Registrations and Recordings.

Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(c)           Corporate Proceedings of Borrower.

Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors, Board of Managers or other similar managing body of Borrower and each of the other Credit Parties authorizing (i) the execution, delivery and performance of this Agreement, each of the Other Documents and the Acquisition Agreement (collectively, the “Documents”) and (ii) the granting by Borrower and each of the other Credit Parties of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Borrower and each of the other Credit Parties as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(d)           Incumbency Certificates of Borrower.

Agent shall have received a certificate of the Secretary or an Assistant Secretary of Borrower and each of the other Credit Parties, dated the Closing Date, as to the incumbency and signature of the officers of Borrower and each of the other Credit Parties executing this Agreement, the Other Documents, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of each such Secretary or Assistant Secretary;

(e)           Certificates.

Agent shall have received a copy of the Articles or Certificate of Incorporation of Borrower and each of the other Credit Parties, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Borrower and each of the other Credit Parties, and all agreements of Borrower’s and each of the other Credit Parties’ shareholders certified as accurate and complete by the Secretary of each such Person;

(f)           Good Standing Certificates.

Agent shall have received good standing certificates for Borrower and each of the other Credit Parties dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of Borrower’s and each Guarantor’s jurisdiction of incorporation and each jurisdiction where the conduct of such Persons’ business activities or the ownership of its properties necessitates qualification;

(g)           Legal Opinion.

Agent shall have received the executed legal opinion of counsel to Borrower in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Other Documents, the Guaranty, and related agreements as Agent may reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(h)           No Litigation.

(i)           No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Credit Party or against the officers or directors of any Credit Party (with respect to an officer or director of any Credit Party only litigation, investigation or proceeding that would have a Material Adverse Effect other than with respect to the Material Contracts identified on Schedule 5.8(b)) (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Credit Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(i)            Financial Condition Certificates.

Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(i);

(j)            Collateral Examination.

Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles, Real Property and Equipment of the Credit Parties and all books and records in connection therewith;

(k)           Fee.

Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III hereof;

(l)             Pro Forma Financial Statements.

Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Lenders;

(m)           Acquisition Documents.

Agent shall have received final executed copies of the Acquisition Agreement and all related agreements, documents and instruments, together with all exhibits, schedules and amendments thereto, as in effect on the Closing Date all of which shall be reasonably satisfactory in form and substance to Agent and the transactions contemplated by such documentation shall be consummated prior to or simultaneously with the making of the initial Advance;

(n)           Insurance.

Agent shall have received in form and substance satisfactory to Agent, certified copies of the Credit Parties’ casualty insurance policies, together with loss payable endorsements on Agent’s standard form of lender loss payee endorsement naming Agent as lender loss payee, and certified copies of Borrower’s liability insurance policies, together with endorsements naming Agent as a co-insured, the terms and amount of which shall be acceptable to Agent;

(o)           Title Insurance.

Agent shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent’s satisfaction to evidence the form of such policies to be delivered with respect to the Mortgage on the property owned by Perma-Fix Northwest Richland, Inc.), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the Real Property subject to the relevant Mortgage, insuring the relevant Mortgage to create a valid Lien on the Real Property with no exceptions which Agent shall not have approved in writing and no survey exceptions;

(p)           Environmental Reports.

Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to all Real Property owned or leased by the Credit Parties;

(q)           Disbursement Agreement; Payment Instructions.

Agent shall have received written instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(r)           Blocked Accounts.

Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

(s)           Consents.

Agent shall have received any and all Consents, if any, necessary to permit the Credit Parties to conduct their respective businesses and to effectuate the Transactions; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

(t)           No Adverse Material Change.

(i) since August 31, 2011, there shall not have occurred any event, condition or state of facts which would have a Material Adverse Effect and (ii) no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;

(u)           Leasehold Agreements.

Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by any Credit Party at which Inventory and books and records are located;

(v)           Mortgages.

Agent shall have received in form and substance satisfactory to Lenders (i) an executed Mortgage with respect to the Real Property owned by the Credit Party, Perma-Fix Northwest Richland, Inc., (ii) a title policy for such Real Property and (iii) surveys of such Real Property;

(w)           Environmental Indemnity.

Agent shall have received an Environmental Indemnity for each property subject to a Mortgage;

(x)           Guarantees and Other Documents.

Agent shall have received (i) the executed Secured Subsidiaries Guaranty and (ii) the executed Other Documents, all in form and substance satisfactory to Agent;

(y)           Contract Review.

Agent shall have reviewed copies of all material contracts of the Credit Parties requested by Agent including leases, union contracts, labor contracts, vendor supply contracts, license agreements, purchase and sale agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

(z)           Closing Certificate.

Agent shall have received a closing certificate signed by the Chief Financial Officer of Borrower dated as of the date hereof, stating, among other matters, that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) each Credit Party is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

(aa)           Borrowing Base.

Agent shall have received evidence from Borrower that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrower on the Closing Date;

(bb)           Undrawn Availability.

After giving effect to the initial Advances hereunder, Borrower shall have Undrawn Availability of at least $5,000,000;

(cc)           Compliance with Laws.

Agent shall be reasonably satisfied that Borrower is in compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Trading with the Enemy Act unless the failure to comply would have a Material Adverse Effect (other than as previously disclosed to Agent); and

(dd)           Other.

All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

8.2.           Conditions to Each Advance.

The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a)           Representations and Warranties.

Each of the representations and warranties made by Borrower in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

(b)           No Default.

No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the transactions contemplated by the Acquisition Agreement; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

(c)           Maximum Advances.

In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.

Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

8.3.           Conditions to Each Equipment Loan.

The agreement of Lenders to make any Equipment Loan is subject to receipt by Agent of (a) a copy of the invoice relating to the Equipment being purchased, (b) evidence that such Equipment has been shipped to Borrower or a Credit Party, and (iii) such other documentation and evidence that Agent may reasonably request.

ARTICLE IX

INFORMATION AS TO BORROWER

Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1.           Disclosure of Material Matters.

Promptly upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any material portion of the Collateral, including, without limitation, any Credit Party’s reclamation or repossession of, or the return to any Credit Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

9.2           Schedules.

Deliver to Agent on or before the twenty-fifth (25th) day of each month as and for the prior month (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports and (d) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement).  In addition, Borrower will deliver to Agent (i) weekly sales and cash receipt journals together with any accounts receivable adjustment in form and substance satisfactory to Agent and (ii) at such intervals as Agent may require:  (a) confirmatory assignment schedules, (b) copies of Customer’s invoices if reasonably requested, (c) evidence of shipment or delivery, (d) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications; and (e) a statement of the balance of each of the Intercompany Receivables.  Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.  The items to be provided under this Section are to be in form satisfactory to Agent and executed by Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral.

9.3.           Environmental Reports.

Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, a Compliance Certificate signed by the President (or such other officer permitted to execute the Compliance Certificate) of Borrower stating, to the best of his knowledge, that each Credit Party is in compliance in all material respects with all federal, state and local Environmental Laws applicable to the Credit Parties which would result in a Material Adverse Effect except as otherwise discussed on Schedule 5.7.  To the extent any Credit Party is not in compliance with the foregoing laws which would result in a Material Adverse Effect, the Compliance Certificate shall briefly set forth with specificity all areas of non-compliance and the proposed action such Credit Party will implement in order to achieve full compliance to the best of such individual’s knowledge after due inquiry.

9.4.           Litigation.

Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding affecting any Credit Party, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case adversely affects a material amount of Collateral or which would have a Material Adverse Effect (without regard to any such insurance).

9.5.           Material Occurrences.

Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the consolidated financial condition or operating results of Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Credit Party to a tax imposed by Section 4971 of the Code resulting in a Material Adverse Effect; (d) each and every default by Borrower which would result in the acceleration of the maturity of any Indebtedness in excess of $50,000, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Credit Party, which would have a Material Adverse Effect; in each case describing the nature thereof and the action such Credit Party proposes to take with respect thereto.

9.6.           Public Filings.

Furnish Agent concurrently with the filing thereof, copies of all filings and information statements submitted by Borrower to the Securities and Exchange Commission, any equivalent State authority, any stock exchange or to Borrower’s securityholders.

9.7.           Annual Financial Statements.

Furnish Agent within one hundred twenty (120) days after the end of each fiscal year of Borrower, financial statements of Borrower on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and accompanied by a report and opinion (which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like assumption, qualification or exception as to scope of the audit) an independent certified public accounting firm selected by Borrower and satisfactory to Agent (the “Accountants”).  The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrower’s compliance with the requirements or restrictions imposed by Sections 6.5, 7.4, 7.5, 7.6, 7.7, 7.8 and 7.11 hereof.  In addition, the reports shall be accompanied by a Compliance Certificate.

9.8.           Quarterly Financial Statements.

Furnish Agent within fifty (50) days after the end of each fiscal quarter, an unaudited balance sheet of Borrower on a consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Borrower on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to Borrower’s business.  The reports shall be accompanied by a Compliance Certificate.

9.9.           Monthly Financial Statements.

Furnish Agent within thirty (30) days after the end of each month, an unaudited balance sheet of Borrower on a consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Borrower on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to Borrower’s business.  The reports for the last month of each quarter shall be accompanied by a Compliance Certificate regarding the quarter then ended.

9.10.           Other Reports.

Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as Borrower shall send to its stockholders.

9.11.           Additional Information.

Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Note have been complied with by Borrower and the other Credit Parties including, without limitation, any without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Credit Party’s opening of any new office or place of business or any Credit Party’s closing of any existing office or place of business, and (c) promptly upon any Credit Party’s learning thereof, notice of any labor dispute to which any Credit Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Credit Party is a party or by which any Credit Party is bound.

9.12.           Projected Operating Budget.

Furnish Agent, no later than thirty (30) days prior to the beginning of each fiscal year of Borrowers commencing with fiscal year 2012, a month by month projected operating budget and cash flow of Borrower on a consolidated and consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Borrower, in his personal capacity, to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

9.13.           Variances From Operating Budget.

Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each monthly report, a written report summarizing all material variances from budgets submitted by Borrower pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

9.14.           Notice of Suits, Adverse Events.

Furnish Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to any Credit Party by any Governmental Body or any other Person which could have a Material Adverse Effect that is material to the operation of any Credit Party’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Credit Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of a Credit Party, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to a Credit Party.

9.15.           ERISA Notices and Requests.

Furnish Agent with prompt written notice in the event that (i) Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or (ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

9.16.           Additional Documents.

Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

9.17.           Government Receivables.

Notify Agent immediately if any of its Receivables arise out of contracts between Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

ARTICLE X

EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1.           Nonpayment.

Failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay when due any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document (violations of or related to the Formula Amount and/or the Borrowing Base Certificate shall be deemed to be a default under this Section 10.1);

10.2.           Breach of Representation.

Any representation or warranty made or deemed made by any Credit Party in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

10.3.           Financial Information.

Failure by Borrower or any other Credit Party to (i)(x) furnish financial information when due or (y) when requested, or (ii) permit the inspection of its books or records in accordance with this Agreement;

10.4.           Judicial Actions.

Issuance of a notice of Lien, levy, assessment, injunction or attachment against any Credit Party’s Eligible Receivables or against a material portion of any Credit Party’s other property which is not stayed or lifted within sixty (60) days;

10.5.           Noncompliance.

Except as otherwise provided for in Section 10.1 or Section 10.3:

(a)           failure or neglect of any Credit Party to perform, keep or observe any term, provision, condition, or covenant, contained in Sections 4.10, 6.2(b), 6.5 or 6.6 or in Article 7 or 9 hereof, or

(b)           failure or neglect of Borrower to perform, keep or observe any term, provision, condition or covenant contained herein or any Other Document that, if such term, provision, condition or covenant is capable of cure, is not cured within thirty (30) days from the earlier to occur of (A) receipt by Borrower of written notice thereof from Agent or any Lender and (B) the date upon which Borrower obtains knowledge thereof, or within such reasonably longer period as may be required to cure same (so long as cure is commenced within the thirty-day period and thereafter is prosecuted to completion with reasonable diligence);

10.6.           Judgments.

Any judgment or judgments are rendered against any Credit Party for an aggregate amount in excess of $750,000 and (i) enforcement proceedings shall have been commenced by a creditor upon such judgment, (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any such judgment results in the creation of a Lien upon any of the Collateral (other than a Permitted Encumbrance);

10.7.           Bankruptcy.

Any Credit Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws,  or (vii) take any action for the purpose of effecting any of the foregoing;

10.8.           Inability to Pay.

Any Credit Party shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

10.9.           Material Adverse Effect.

Any change in any Credit Party’s results of operations or condition (financial or otherwise) which in Agent’s reasonable opinion exercised in good faith has a Material Adverse Effect after written notice by Agent to Borrower of the default and five (5) Business Days following Borrower’s receipt of the written notice of default;

10.10.           Lien Priority.

Any Lien created hereunder or under any Other Document or provided for hereby or thereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest or Borrower or any other Person acting on its behalf shall so claim;

10.11.           Cross Default.

A default of the obligations of any Credit Party under any other agreement (except for agreements relating to trade payables) to which it is a party shall occur which adversely affects its condition, affairs or prospects (financial or otherwise) by more than $100,000 or $500,000 in the aggregate) which default is not cured within any applicable grace period;

10.12.           Breach of Guaranty.

Termination or breach of any Guaranty or Guaranty Security Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or Guaranty Security Agreement or similar agreement;

10.13.           Change of Control.

Any Change of Control shall occur;

10.14.           Invalidity.

Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Credit Party or any Credit Party shall so claim in writing to Agent;

10.15.           Licenses.

(i) Any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of the Credit Parties on a consolidated basis, the continuation of which is material to the continuation of any Credit Party’s business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (C) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Credit Party’s business on a consolidated basis and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of any Credit Party’s business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would have a Material Adverse Effect;

10.16.           Seizures.

Any portion of the Collateral having a value in excess of $50,000 shall be seized or taken by a Governmental Body, or any Credit Party or the title and rights of any Credit Party or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit or other proceeding which might, in the reasonable opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

10.17.           Pension Plans.

An event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which would have a Material Adverse Effect.

ARTICLE XI

LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT

11.1.           Rights and Remedies.

(a)           Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default that is continuing and at any time thereafter (such default not having previously been cured or waived), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws, all Obligations shall be immediately due and payable and the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over Borrower.  Upon the occurrence of any Event of Default that has not been cured or waived and is continuing, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process.

Agent may enter any of Borrower’s premises or other premises without legal process and without incurring liability to Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrower to make the Collateral available to Agent at a convenient place.  With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect.  Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least ten (10) days prior to such sale or sales is reasonable notification.  At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by Borrower.  In connection with the exercise of the foregoing remedies in the event of an Event of Default that is continuing, including the sale of Inventory, Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Agent is granted permission to use all of Borrower’s (a) trademarks, trade styles, trade names, patents, patent applications, copyrights, service marks, licenses, franchises and other proprietary rights which are used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.  The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof.  Noncash proceeds will only be applied to the Obligations as they are converted into cash.  If any deficiency shall arise, Borrower shall remain liable to Agent and Lenders therefor.

(b)           To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Agent (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral.  Borrower acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b).  Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to Borrower or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

11.2.         Agent’s Discretion.

Agent shall have the right in its reasonable discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder.

11.3.         Setoff.

Subject to Section 14.12, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder that has not been waived or cured and is continuing, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply Borrower’s property held by Agent and such Lender to reduce the Obligations.

11.4.         Rights and Remedies not Exclusive.

The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5.         Allocation of Payments After Event of Default.

Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of Agent in connection with enforcing its rights and the rights of the Lenders under this Agreement and the Other Documents and any protective advances made by Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;

FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest;

FIFTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of any outstanding Letters of Credit), to breakage, termination or other payments, and any interest accrued thereon, due under any Lender-Provided Interest Rate Hedge, to the extent such Lender-Provided Interest Rate Hedge is permitted by Section 7.8, and to amounts due under any Cash Management Products;

SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses “FOURTH”, “FIFTH” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by Agent in a cash collateral account and applied (A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section 11.5.

ARTICLE XII

WAIVERS AND JUDICIAL PROCEEDINGS

12.1.           Waiver of Notice.

Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2.         Delay.

No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.  No Out-of-Formula Loan or protective advance made during the existence of a Default or an Event of Default shall operate as a waiver of any such Default or Event of Default.

12.3.         Jury Waiver.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

ARTICLE XIII

EFFECTIVE DATE AND TERMINATION.

13.1.          Term.

This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until October 31 , 2016 (the “Term”) unless sooner terminated as herein provided.  Borrower may terminate this Agreement at any time upon ninety (90) days’ prior written notice upon payment in full of the Obligations.  In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Borrower shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (x) one percent (1.0%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, and (y) one-half of one percent (0.50%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the first anniversary of the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date.

13.2.         Termination.

The termination of the Agreement shall not affect Borrower’s, Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations (other than contingent indemnity claims not yet asserted or threatened) have been fully and indefeasibly paid, disposed of, concluded or liquidated.  The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower’s Account may from time to time be temporarily in a zero or credit position, until all of the Obligations (other than contingent indemnity claims not yet asserted or threatened) have been indefeasibly paid and performed in full after the termination of this Agreement or Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto.  Accordingly, Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations (other than contingent indemnity claims not yet asserted or threatened) have been indefeasibly paid in full in immediately available funds.  All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations (other than contingent indemnity claims not yet asserted or threatened) are indefeasibly paid and performed in full.

ARTICLE XIV

REGARDING AGENT

14.1.         Appointment.

Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents.  Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 3.3(a) and 3.4), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders.  Agent may perform any of its duties hereunder by or through its agents or employees.  As to any matters not expressly provided for by this Agreement (including, without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

14.2.        Nature of Duties.

Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents.  Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of Borrower to perform its obligations hereunder.  Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of Borrower.  The duties of Agent as respects the Advances to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

14.3.         Lack of Reliance on Agent and Resignation.

Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower and each Guarantor in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower and each Guarantor.  Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof.  Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of Borrower or any Guarantor, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Other Documents or the financial condition of Borrower, or the existence of any Event of Default or any Default.

Agent may resign on sixty (60) days’ written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrower.

Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent.  After any Agent’s resignation as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

14.4.         Certain Rights of Agent.

If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

14.5.         Reliance.

Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, facsimile, electronic message, email, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it.  Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.6.         Notice of Default.

Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders.  Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.7.         Indemnification.

To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, attorneys’ fees) resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

14.8.           Agent in its Individual Capacity.

With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender.  Agent may engage in business with Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.9.           Delivery of Documents.

To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 or Borrowing Base Certificates from Borrower pursuant to the terms of this Agreement which Borrower is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.

14.10.           Borrower’s Undertaking to Agent.

Without prejudice to its obligations to Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid.  Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.11.           No Reliance on Agent’s Customer Identification Program.

Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with Borrower, its Affiliates or its agents, this Agreement, the Other Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record-keeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other laws.

14.12.           Other Agreements.

Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender.  Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

ARTICLE XV

MISCELLANEOUS

15.1.           Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.  Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Section 15.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America.  Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against Borrower in the courts of any other jurisdiction.  Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Borrower waives the right to remove any judicial proceeding brought against Borrower in any state court to any federal court.  Any judicial proceeding by Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

15.2.           Entire Understanding.

(a)           This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.  Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower’s, Agent’s and each Lender’s respective officers.  Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.  Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b)           The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrower may, subject to the provisions of this Section 15.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrower thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

(i)           increase the Commitment Percentage or the maximum dollar commitment of any Lender or the Maximum Revolving Advance Amount.

(ii)           extend the maturity of any Note or the due date for any amount payable hereunder (excluding any mandatory prepayment), or decrease the rate of interest or reduce any fee payable by Borrower to Lenders pursuant to this Agreement.

(iii)           alter the definition of the term Required Lenders or alter, amend or modify this Section 15.2(b).

(iv)           release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000.

(v)           change the rights and duties of Agent.

(vi)           permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount.

(vii)           increase the Advance Rates above the Advance Rates in effect on the Closing Date.

(viii)           release any Guarantor.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrower, Lenders and Agent and all future holders of the Obligations.  In the case of any waiver, Borrower, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

In the event that Agent requests the consent of a Lender pursuant to this Section 15.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by Agent (the “Designated Lender”), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrower.  In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty-five (45) days following such Lender’s denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.

Notwithstanding (a) the existence of a Default or an Event of Default that is continuing, (b) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or (c) any other provision of this Agreement, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to ten percent (10%) of the Formula Amount for up to sixty (60) consecutive Business Days (the “Out-of-Formula Loans”); provided, that, such outstanding Advances do not exceed the Maximum Revolving Advance Amount.  If Agent is willing in its sole and absolute discretion to make such Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Lenders do make Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a).  For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either “Eligible Receivables” or “Eligible Inventory”, as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral.  In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts to have Borrower decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess.  Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 15.2, Agent is hereby authorized by Borrower and the Lenders, from time to time in Agent’s sole discretion, (A) after the occurrence and during the continuation of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Revolving Advances to Borrower on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Revolving Advances the outstanding Revolving Advances do not exceed one hundred and ten percent (110%) of the Formula Amount.

15.3.           Successors and Assigns; Participations; New Lenders.

(a)           This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, each Lender, all future holders of the Obligations and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

(b)           Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a “Participant”; provided, that any such sale of participating interests must be for a constant and non-varying interest in all Advances.  Each Participant may exercise all rights of payment (including, without limitation, rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that Borrower shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant.  Borrower hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances. No Lenders shall transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Advances or Letter of Credit reimbursement obligations in which such participant is participating, (B) reduce the amount of any installment of principal of the Advances or Letter of Credit reimbursement obligations in which such participant is participating, (C) except as otherwise expressly provided in this Agreement, reduce the interest rate applicable to the Advances or Letter of Credit reimbursement obligations in which such participant is participating, or (D) except as otherwise expressly provided in this Agreement, reduce any fees payable hereunder.

(c)           Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances, Equipment Loans and/or Term Loans under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording; provided, that any such assignment of a portion must be for a constant and non-varying portion of such Lender’s rights under this Agreement, the Other Documents, the Advances and Commitment Percentage.  Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose.  Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents.  Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents.  Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(d)           Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances, Equipment Loans and/or Term Loans under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording.  Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose.  Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO.  Borrower hereby consents to the addition of such Purchasing CLO.  Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(e)           Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder.  The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement.  The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.  Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.

(f)           Borrower authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender’s credit evaluation of Borrower.

15.4.         Application of Payments.

Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and, to the extent permitted under this Agreement, any and all proceeds of Collateral to any portion of the Obligations.  To the extent that Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

15.5.         Indemnity.

Borrower shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, in-house attorneys, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified (as determined by a court of competent jurisdiction in a final and non-appealable judgment).  Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the indemnitees described above in this Section 15.5 by any Person under any Environmental Laws or similar laws by reason of Borrower’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Substances and Hazardous Waste, or other Toxic Substances.  Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of Agent and Lenders, but including any intangibles taxes, stamp tax, recording tax or franchise tax) shall be payable by Agent, Lenders or Borrower on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrower will pay (or will promptly reimburse Agent and Lenders for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the indemnitees described above in this Section 15.5 harmless from and against all liability in connection therewith.

15.6          Notice.

Any notice or request hereunder may be given to Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section.  Any notice, request, demand, direction or other communication (for purposes of this Section 15.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Loan Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a “Website Posting”) if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 15.6) in accordance with this Section 15.6.  Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 15.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 15.6.  Any Notice shall be effective:

(a)           In the case of hand-delivery, when delivered;

(b)           If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c)           In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d)           In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e)           In the case of electronic transmission, when actually received;

(f)           In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 15.6; and

(g)           If given by any other means (including by overnight courier), when actually received:

Any Lender giving a Notice to Borrower shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.

(A)	If to Agent or	PNC Bank, National Association
	PNC at:	One Piedmont Town Center
4720 Piedmont Row Drive
Suite 300
Charlotte, North Carolina 28210
Attention: Alex Council
Telephone: (704) 531-8503
Facsimile: (704) 643-7918

with an additional
copy to:
Moore & Van Allen PLLC
100 N. Tryon Street, Floor 47
Charlotte, North Carolina 28202-4003
Attention: Lea Stromire Johnson
Telephone: (704) 331-1068
Facsimile: (704) 378-2068

(B)	If to a Lender other than Agent, as specified on the signature pages hereof

(C)	If to Borrower:	Perma-Fix Environmental Services, Inc.
8302 Dunwoody Place #205
Atlanta, Georgia 30350
Attention Ben Naccarato
Telephone: (770) 587-9898
Telecopier: (770) 587-9937

ith a copy to	Conner & Winters, LLP
1700 One Leadership Square
211 North Robinson
Oklahoma City, Oklahoma 73102-7102
Attention: Irwin Steinhorn
Telephone: (405) 272-5750
Facsimile: (405) 232-2695

15.7.           Survival.

The obligations of Borrower under Sections 2.2(f), 3.7, 3.8, 3.9, 4.19(h), and 15.5 and the obligations of Lenders under Section 14.7, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

15.8.           Severability.

If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

15.9.           Expenses.

All costs and expenses including, without limitation, reasonable attorneys’ fees (including the allocated costs of in house counsel) and disbursements incurred by Agent on its behalf or on behalf of Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement, the Other Documents or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent’s security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Agent’s or any Lender’s rights hereunder, the Other Documents and under all related agreements, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent’s or any Lender’s transactions with Borrower, any Guarantor or (e) in connection with any advice given to Agent with respect to its rights and obligations under this Agreement, the Other Documents and all related agreements, may be charged to Borrower’s Account and shall be part of the Obligations.

15.10.           Injunctive Relief.

Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

15.11.           Consequential Damages.

Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to Borrower or any Guarantor (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

15.12.           Captions.

The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

15.13.           Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or other form of electronic transmission shall be deemed to be an original signature hereto.

15.14.           Construction.

The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

15.15            Confidentiality; Sharing Information.

(a)           Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

(b)           Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and Borrower hereby authorizes each Lender to share any information delivered to such Lender by Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 15.15 as if it were a Lender hereunder.  Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement.

15.16.           Publicity.

Each Credit Party, Agent and each Lender hereby authorizes Agent and Borrower to make appropriate announcements of the financial arrangement entered into among Borrower, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

15.17.           Certifications From Banks and Participants; USA PATRIOT Act.

Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

Each of the parties has signed this Agreement as of the day and year first above written.

PERMA-FIX ENVIRONMENTAL
SERVICES, INC

By:	/s/ Ben Naccarato
Name:	Ben Naccarato
Title	CFO

PERMA-FIX ENVIRONMENTAL
as Lender and as Agent

By:	/s/Alex Council
Name:	Alex Council
Title	Vice President

Commitment Percentage: 100%